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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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INTERNATIONAL BANCSHARES CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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INTERNATIONAL BANCSHARES CORPORATION
1200 San Bernardo Avenue
Laredo, Texas 78040

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 15, 2017

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of International Bancshares Corporation will be held at IBC's Annex Building, located at 2416 Jacaman Road, Laredo, Texas 78041, on Monday, May 15, 2017 at 5:00 p.m. for the following purposes:

  (1)
  To elect nine (9) directors to serve until the next annual meeting of shareholders and until their successors shall have been duly elected and qualified;

  (2)
  To ratify the appointment of RSM US LLP as independent auditors for the fiscal year ending December 31, 2017;

  (3)
  To consider and approve a non-binding advisory resolution to approve the compensation of the Company's named executives as described in the Compensation, Discussion and Analysis and the tabular disclosure regarding named executive officer compensation in the Proxy Statement;

  (4)
  To reapprove the performance goals included in the 2013 Management Incentive Plan, in accordance with the periodic reapproval requirements of Internal Revenue Code Section 162(m); and

  (5)
  To transact such other business as may lawfully come before the meeting or any adjournment thereof.

        Shareholders of record at the close of business on April 3, 2017 are entitled to notice of and to vote at the Annual Meeting and any postponements or adjournments thereof. The Company's 2016 Annual Report is being furnished along with this Proxy Statement to the shareholders of record as of April 3, 2017.

        Pursuant to rules promulgated by the Securities and Exchange Commission, we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of our proxy materials on the Internet. The enclosed Proxy Statement and Annual Report on Form 10-K are available on our website at www.ibc.com, under the heading "Investors" in the section for "SEC Filings." You may also access our Proxy Statement and Form 10-K at https://materials.proxyvote.com/459044, which does not have "cookies" that identify visitors to the site.

        In order to ensure the representation of a quorum at the Annual Meeting, shareholders who do not expect to attend the meeting in person are urged to sign the enclosed proxy card and return it promptly to the Trust Division, International Bank of Commerce, P. O. Drawer 1359, Laredo, Texas 78042-1359. A return envelope is enclosed for that purpose.

INTERNATIONAL BANCSHARES CORPORATION

Dennis E. Nixon President and Chairman

Dated: April 17, 2017

INTERNATIONAL BANCSHARES CORPORATION
1200 San Bernardo Avenue
Laredo, Texas 78040

PROXY STATEMENT

        The Board of Directors of International Bancshares Corporation, a Texas corporation, is soliciting proxies to be used at the Annual Meeting of Shareholders to be held on Monday, May 15, 2017 at 5:00 p.m., local time, at IBC Annex, located at 2416 Jacaman Rd., Laredo, Texas 78041. The Company will pay for the cost of the proxy preparation and solicitation, including the reasonable charges and expenses of brokerage firms, banks or other nominees for forwarding proxy materials to street name holders. International Bancshares Corporation is referred to in this document as "we," "us," "our," and the "Company."

        It is expected that the solicitation of proxies will be primarily by mail. Proxies may also be solicited personally by regular employees of the Company for no additional compensation. Any shareholder giving a proxy has the power to revoke it at any time prior to the voting of the proxy by giving notice in person or in writing to the Secretary of the Company at 1200 San Bernardo Avenue, Laredo, Texas 78040, or by appearing at the Annual Meeting, giving notice of revocation of the proxy and voting in person. The approximate date on which this Proxy Statement and the accompanying form of proxy are first sent or given to shareholders is April 17, 2017.

Voting of Proxies and Shares; Quorum

        Only the holders of record of shares of our class of Common Stock, par value $1.00 per share, at the close of business on the record date of April 3, 2017, shall be entitled to notice of and to vote at the Annual Meeting. There were 66,032,689 shares of Common Stock issued and outstanding as of that date held by approximately 2,050 shareholders of record. Each such shareholder is entitled to one vote for each share of Common Stock held.

        All shares entitled to vote, represented by a properly executed and unrevoked proxy received in time for the Annual Meeting, will be voted in accordance with the instructions given. In the absence of such instructions, shares will be voted as recommended by the Board of Directors. The persons named as proxies will also be authorized to vote in their discretion upon such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof. If any nominee for director shall be unable to serve, which is not now contemplated, the proxies will be voted for such substitute nominee(s) as the Board of Directors recommends.

        If you hold your shares in nominee or street name, a "voting instruction form" is the document used to instruct your proxy how to vote your shares. If your shares are held in street name by a broker, the broker will vote your shares only if you give your broker instructions on the "voting instruction form." If you do not tell your broker how to vote, your broker may vote your shares in favor of ratification of the auditor appointment, but may not vote your shares in favor of the election of directors, the non-binding advisory resolution to approve the executive compensation program, or any other item of business that is not considered a "routine" matter. Your broker will return a proxy card without voting on such non-routine matters if you do not give voting instructions with respect to these matters. This is commonly referred to as a "broker non-vote." We encourage you to vote on all matters proposed in this Proxy Statement.

        A quorum for the transaction of business at the Annual Meeting requires representation, in person or by proxy, of the holders of a majority of the issued and outstanding shares of Common Stock. The judges of election will treat abstentions and broker non-votes as shares that are present for purposes of determining the presence of a quorum for the transaction of business at the Annual Meeting. With respect to the election of directors, if a quorum exists, the nominees for director receiving a majority of the votes cast (i.e., the number of shares voted "for" a director nominee exceeds the number of votes cast "against" that nominee) will be elected as directors. Therefore, shares considered not present at the meeting, broker non-votes and shares voting "abstain" have no effect on the election of directors. A quorum with respect to any specific proposal requires representation, in person or by proxy, of the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote on the proposal. If the number of nominees for director exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at the meeting and entitled to vote.

        Abstentions will be treated as present and entitled to vote with respect to any proposal for purposes of determining both the presence of a quorum with respect to such proposal and its approval. If a broker indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter, the holder(s) of such shares will not be considered as present with respect to such matter for purposes of determining either the presence of a quorum with respect to such matter or its approval. Thus, abstentions with respect to any such matter will have the same legal effect as a vote against such matter, while broker non-votes will not affect the outcome of such matter.

Annual Meeting Admission

        If you wish to attend the Annual Meeting in person, you must present a valid form of photo identification, such as a driver's license. If you are a beneficial owner of Common Stock that is held of record by a bank, broker or other nominee, you will also need proof of ownership to be admitted. In this regard, a recent brokerage statement or a letter from your bank or broker are examples of proof of ownership. The Company reserves the right to prohibit cameras, recording equipment, or electronic devices in the meeting.

Important Notice Regarding Availability of Proxy Materials For
Annual Meeting To Be Held On May 15, 2017

        Pursuant to rules promulgated by the Securities and Exchange Commission, we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of our proxy materials on the Internet. This Proxy Statement and our Annual Report on Form 10-K are available on our website at www.ibc.com, under the heading "Investors" in the section for "SEC Filings." To protect your privacy, you may also access our Proxy Statement and Form 10-K at https://materials.proxyvote.com/459044, which does not have "cookies" that identify visitors to the site.

PROPOSAL—1
ELECTION OF DIRECTORS

        Directors are elected at each annual meeting of shareholders and hold office until their respective successors are duly elected and qualified. Each nominee currently serves as a director of the Company. It is the intention of the persons named in the enclosed form of proxy, unless the proxy specifies otherwise, to vote the shares represented by the proxy FOR the election of the nominees set forth below. Although it is anticipated that each nominee will be available to serve as a director, should any nominee become unavailable to serve, the proxies will be voted for such other person as may be designated by the Board of Directors.

        Certain information concerning each nominee as of April 3, 2017 is set forth below, and in some cases includes information pertaining to service with International Bank of Commerce, or IBC, the Company's lead bank subsidiary and predecessor company.

Nominee For Director	Director Since	Age	Company Position(s)
Javier de Anda	2015	64	Director(1)
Irving Greenblum	1981	87	Director(1)(2)(3)
Douglas B. Howland	2010	66	Director(1)(2)(3)
Peggy J. Newman	1997	85	Director(3)
Dennis E. Nixon*	1975	74	Chairman of the Board and President; IBC Chief Executive Officer; Director
Larry A. Norton	2010	69	Director(1)(2)(3)
Roberto R. Reséndez	2015	66	Director
Leonardo Salinas	1976	83	Director(1)
Antonio R. Sanchez, Jr.	1995	74	Director

*
Executive Officer of the Company

(1)
Member of the Audit Committee

(2)
Member of the Nominating Committee

(3)
Member of the Compensation Committee

        The business experience for the past five years of each of the director nominees is set forth below, and includes information regarding the person's experience, qualifications, attributes or skills that led the Nominating Committee and the Board of Directors to the conclusion that the person should serve as a director for the Company. Each director nominee other than Mr. Sanchez is also a director of IBC. None of the director nominees nor executive officers of the Company have a family relationship with any of the other nominees or executive officers, except for Mr. de Anda who is Mrs. Newman's son-in-law.

        Javier de Anda joined our Board of Directors in September 2015 and the board of IBC Laredo in July 2015. Mr. de Anda is a Laredo native and has been a member of the board of IBC's subsidiary bank, Commerce Bank, since March 2010. He currently serves as the Senior Vice-President of B.P. Newman Investment Co., a private real estate company and apartment building operator founded in 1968 in Laredo, and currently co-owns 20 Popeye's Louisiana Kitchen franchises in the Laredo and El Paso area, which employs more than 300 people. His achievements led to his induction into the Laredo Junior Achievement Business Hall of Fame. Mr. de Anda's extensive ties to local community and business leaders, demonstrated leadership skills, entrepreneurial business experience and his significant knowledge of the markets that we serve, as well as his long-standing service as a director for Commerce Bank, have led the Board to conclude that he should continue serving on our Board.

        Irving Greenblum has been one of our directors since 1981, and a director of IBC for the same period. Mr. Greenblum is a private investor and has been involved in international opportunities and real estate investments in the Laredo business community for over fifty years. In addition to his demonstrated leadership skills, his business experience, his long-standing service to the Company and very active role as a director of the Company, as well as his knowledge of the Texas communities we serve; have led the Board to conclude that Mr. Greenblum should continue serving on our Board.

        Douglas B. Howland has been a director since 2010, and has served on the board of our subsidiary bank, Commerce Bank for over twenty years before becoming one of our directors. Mr. Howland served as the chief executive officer of Libcon, Inc., a privately-held construction company in Laredo until its sale April 2011, and as a private investor since that time. He has served as director of the Laredo Development Foundation for 15 years and continues to be an active member of the Laredo business and non-profit communities. Mr. Howland has a bachelor of science degree in civil engineering from Texas A&M University. In addition to his role as one of our independent directors, Mr. Howland's experiences in preparing, analyzing or evaluating financial statements, as well as his experience in business operations and management and knowledge of the Texas communities we serve, have led the Board to conclude that Mr. Howland should continue serving on our Board.

        Peggy J. Newman has been one of our directors since 1997, and a director of IBC since 1997. Ms. Newman has been a private real estate investor through various entities. She is currently and has been president of B.P. Newman Investment Co., Inc. located in Laredo, Texas for more than five years. Ms. Newman's experience in preparing, analyzing and evaluating financial statements, her experience in business operations and management, her long service to the Company and very active role as a director of the Company, and her knowledge of the Texas communities we serve, have led the Board to conclude that Ms. Newman should continue serving on our Board.

        Dennis E. Nixon has served IBC as its chief executive officer since 1975, and was also president of IBC during that same period until September 2015. Mr. Nixon has also served as the Company's chairman and president since 1979. With over 40 years of experience working in the banking industry in Texas and serving as our chief executive officer for most of that time, Mr. Nixon brings outstanding leadership skills and a deep understanding of the local banking market and issues facing the banking industry, as well as his knowledge of the communities we serve, that led the Board to conclude that Mr. Nixon should continue serving on our Board.

        Larry A. Norton has been one of our independent directors and a director of IBC since 2010, and served on the board of our subsidiary Commerce Bank for over twenty-five years. He has been the President of Norton Stores Inc., a family retail sales business, and owner of Larry A. Norton & Co., a retail computer sales company, for more than thirty years. He has served as president of the Laredo Chamber of Commerce with close ties to the Laredo business and non-profit communities. In addition to his experience reviewing financial statements and financial matters, Mr. Norton's experiences in business operations and management, as well as his knowledge of the Texas communities that we serve, have led the Board to conclude that Mr. Norton should continue serving on our Board.

        Roberto R. Reséndez was appointed to our Board in July 2015. Mr. Reséndez has more than thirty years' experience as an owner and operator of a ranching operation in Mexico. Mr. Reséndez has a bachelor of science degree in industrial engineering from Texas A&M University. He also has real estate holdings and investments in Laredo and Mexico. As one of our independent directors, Mr. Reséndez has the leadership skills and experience in reviewing financial statements and financial matters that has led the Board to conclude that he should continue serving on our Board.

        Leonardo Salinas has been a director since 1976 and served as vice president of the Company and senior executive vice president of IBC until his retirement in 2000. Mr. Salinas is one of our independent directors and is involved in real estate investments in Laredo. In addition to his experience in the banking and financial services industry, his long-standing service as a director and former officer of the Company, as well as his knowledge of the communities we serve, that led the Board to conclude that Mr. Salinas should continue serving on our Board.

        Antonio R. Sanchez, Jr. has been a director of the Company since 1995, an independent oil and gas operator since 1973, and has been an owner, director since 1979 and the Chairman of the Board of Sanchez Oil & Gas Corporation since 1992. Also, since 2012, Mr. Sanchez, Jr. has been a director and the Chairman of the Board of Sanchez Energy Corporation (NYSE: SN), an independent, publicly-traded oil and natural gas exploration and production company. Mr. Sanchez's long tenure as a successful businessman, his public company leadership experience, his long-standing service as a director of the Company, as well as his strong ties to and knowledge of the Texas communities we serve, have led the Board to conclude that Mr. Sanchez should continue serving on our Board.

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH NAMED NOMINEE.

  Vote Required

        If a quorum exists, the nominees for director receiving a majority of the votes cast (i.e., the number of shares voted "for" a director nominee exceeds the number of votes cast "against" that nominee), will be elected as directors. Votes cast will include only votes cast with respect to shares present in person or represented by proxy at the meeting and entitled to vote and will exclude abstentions. Therefore, shares not present, at the meeting, broker non-votes and shares voting "abstain" have no effect on the election of directors.

CORPORATE GOVERNANCE

        The Company is committed to sound corporate governance practices. The Board of Directors has implemented a number of enhancements to our corporate governance practices, including adopting a majority vote standard for uncontested director elections. The Board also formed a Risk Committee and adopted a written Risk Committee Charter. The Board also formed a Nominating Committee of independent directors to identify qualified candidates for nomination to the Board, as discussed further below.

  Director Independence

        Our Common Stock is listed on the Nasdaq Global Select Market, which listing rules require that a majority of our directors be "independent directors," as defined in the Nasdaq Marketplace Rules. The Board has affirmatively determined that all of the Company's directors, other than Messrs. Nixon and Sanchez, are independent directors under the Nasdaq listing rules.

  Attendance at Board Meetings; Executive Sessions

        During 2016, the Board of Directors held six meetings. All of the directors attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which such director served. The Board also took action on a number of occasions as needed without a physical meeting in the form of unanimous written consents. In addition, non-employee directors meet periodically in executive session without members of management present. The non-employee directors met in executive session six times during 2016.

  Board Nominations

        The Board of Directors has established a Nominating Committee, which operates under a formal written charter adopted by the Board. The Nominating Committee recommended each of the current director nominees, which recommendation was subsequently confirmed by the Board of Directors. The Nominating Committee Charter is available on the Company's website at www.ibc.com. under the heading "Investors-Corporate Governance."

        The Nominating Committee is comprised of three directors, as determined by the Board, each of whom satisfies the independence requirements of the Nasdaq Marketplace Rules, and has experience that, in the business judgment of the Board, would be helpful in addressing the matters delegated to the Committee. The independent directors utilize a variety of methods for identifying and evaluating director nominees. The Nominating Committee Charter sets forth criteria that the Committee may consider, among other criteria deemed appropriate by the Committee, in recommending candidates for election to the Board. The Board has no formal policy regarding diversity, but diversity is considered when evaluating nominees because the Board believes it is beneficial to the Company for directors to reflect the diversity of the Company's markets. The Company also does not have formal stock ownership guidelines for directors, but ownership of our Common Stock by a director candidate is a factor that was considered by the

Nominating Committee in connection with its recommendation of the existing directors for an additional term.

        The Nominating Committee will consider director candidates recommended by shareholders if provided with the following: (i) evidence, in accordance with Rule 14a-8 under the Exchange Act, of compliance with shareholder eligibility requirements; (ii) the written consent of the candidate(s) for nomination as a director and verification as to the accuracy of the biographical and other information submitted in support of the candidate; (iii) a resume or other written statement of the qualifications of the candidate(s) for nomination as a director; and (iv) all information regarding the candidate(s) and the submitting shareholder that would be required to be disclosed in a proxy statement filed with the SEC if the candidate(s) were nominated for election to the Board of Directors. Any recommendations received from shareholders will be evaluated in the same manner that other potential nominees are evaluated. Any shareholder that wishes to present a director candidate for consideration should submit the information identified above pursuant to the procedures set forth below under "Shareholder Communication with the Board of Directors." With respect to the timing of shareholder nominations for the 2018 Annual Meeting, please see the discussion set forth below under "Shareholder Proposals For 2018 Annual Meeting." The Company received no nominations of board candidates from our shareholders for the Annual Meeting.

  Annual Meeting Attendance

        Although the Company does not have a formal policy regarding director attendance at annual shareholder meetings, directors are expected to attend these meetings absent extenuating circumstances. All of our then current directors were in attendance at last year's annual shareholder meeting.

  Code of Ethics

        The Board of Directors has adopted the International Bancshares Corporation Code of Ethics and Conflicts of Interest Policy, which is available on the Company's website at www.ibc.com. The Code of Ethics and Conflicts of Interest Policy applies to all directors, officers and employees of the Company. Certain sections of the Policy only apply to financial professionals of the Company. Any amendment to, or any waiver applicable to any of our directors, executive officers or senior financial officers of, the Code of Ethics and Conflicts of Interest Policy will be disclosed on our website within the time period required by the SEC and the Nasdaq Global Select Market.

  Shareholder Communications With The Board of Directors

        Shareholders may communicate directly with the Board of Directors. All communications should be in writing and directed to the Company's Corporate Secretary, Marisa V. Santos, at International Bancshares Corporation, P. O. Drawer 1359, Laredo, Texas 78042, and should prominently indicate on the outside of the envelope that it is intended for the Board of Directors. The Corporate Secretary has the authority to disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications. If deemed appropriate, the Corporate Secretary will forward correspondence to the Chairman of the Board or any specific director or Committee to whom the correspondence is directed. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which the Company tends to receive repetitive or duplicative communications. Also, pursuant to our restated Bylaws, a special meeting of shareholders shall be called by the Chairman of the Board, President or Secretary of the Company whenever shareholders holding at least fifty percent (50%) of all the shares entitled to vote at the proposed special meeting make application therefore in writing, which request must state a proper purpose for the meeting and shall be delivered to the Chairman of the Board or the President.

  Leadership Structure

        Pursuant to our Bylaws, the president is the Company's chief executive officer, or CEO. The Bylaws also provide that the Board of Directors appoint one of its members to be its Chairman, which is not considered to be an officer position of the Company. The Board does not have a policy on whether the role of Chairman and CEO should be separate or combined, but currently believes that the most effective leadership structure for the Company is to combine these responsibilities. The structure avoids duplication of efforts that can result from the roles being separated and avoids confusion within and outside of the Company with respect to who is the highest ranked officer of the Company. The Board also believes that combining these roles enhances accountability for the Company's performance by avoiding confusion about who is the highest ranked officer. Furthermore, as the Company has combined these roles for almost twenty years, separating them could cause significant disruption in oversight and lines of reporting. Nevertheless, depending upon the circumstances, the Board could choose to separate the roles of Chairman and CEO in the future.

        The Company does not have a designated lead independent director. In this regard, the Board of Directors believes that the composition of the Board and the very active involvement by the independent directors create a Board culture that is effective and promotes the consideration of the varied views of all of the directors of the Company. Seven of the nine directors of the Company are "independent" as defined in the applicable Nasdaq Marketplace Rules. Further, to help ensure oversight by our independent directors, our Audit, Compensation, Stock Option, Nominating and Long-Term Restricted Stock Unit Committees are all composed only of independent directors. In addition, the Board does not limit the tenure of its directors, but considers the tenure of the director and the level of involvement of the director on the Board, along with all the other attributes and qualities of the director, in determining whether to approve a director as a nominee for election as a director.

        The Company has a succession plan for its CEO, as well as the chief executive officers of the twelve banking centers of the Company. The succession plan focuses on an internal growth strategy. The Company has developed a management structure that emphasizes development from within, but also allows for the addition of qualified leadership from outside the Company when the circumstances warrant such action. The Company's decentralized operating platform enables the Company to grow and mature its executive management team. There are a number of banking center chief executive officers that have served in such capacity for over twenty years. It is contemplated that the Board with the advice and counsel of Mr. Nixon, the current long-standing CEO, will at the time deemed appropriate by the Board, select a new CEO by choosing one of the banking center CEOs; although the succession plan would allow the Board to recruit a new CEO if it so chooses.

  The Board's Role in Enterprise Risk Oversight

        The Board of Directors is actively involved in overseeing risk management for the Company. The Company's senior risk officers provide a comprehensive risk report to the Board. The Board also engages in periodic risk management discussions with the senior risk officers, CEO, chief financial officer and other Company officers as the Board may deem appropriate. All of the directors of the Company, except for Mr. Sanchez, are also directors of IBC, which represents over a majority of the Company's banking assets. As such, the Board also receives regular reports on risk management matters of IBC.

        The Board of Directors also established a Risk Committee and adopted a written Risk Committee Charter. The Risk Committee is appointed by the Board to assist the Board in fulfilling its oversight responsibilities with regard to the Company's risk management. The Chair of the Risk Committee must be "independent," as defined in the Nasdaq Marketplace Rules. Currently, all of the members of the Risk Committee are independent directors. In addition, each other committee of the Board has been assigned oversight responsibility for specific areas of risk. For example, the Compensation Committee considers risks that may result from changes in the Company's compensation programs, while the Asset/Liability,

Investment, Balance Sheet-Management, Funds Management/Liquidity Interest Rate Risk Committee focuses on risk related to credit and interest rates, among others. The Audit Committee reviews risk related to our financial reporting.

        Our senior risk officers report directly to the Board of Directors and to the CEO for administrative purposes. The Board believes that the combination of the joint CEO and Chairman positions and the roles of the Board and its committees provide the appropriate leadership to help ensure effective risk oversight.

  Meetings and Committees of the Board of Directors

        At December 31, 2016, the Board of Directors had eight active committees: Audit Committee; Compensation Committee; Nominating Committee; Stock Option Plan Committee; Asset/Liability, Investment, Balance Sheet-Management, Funds Management/Liquidity Interest Rate Risk Committee; Long-Term Restricted Stock Unit Plan Committee; Profit Sharing Plan Committee; and Risk Committee.

  Audit Committee

        The Audit Committee of the Board of Directors during 2016 consisted of Irving Greenblum, Leonardo Salinas, Douglas B. Howland, Larry A. Norton and Javier de Anda who was appointed in May of 2016. The Audit Committee met six times during the 2016 fiscal year. The Audit Committee oversees the accounting and financial reporting of the Company and its primary functions are to recommend the appointment of the independent auditors; to review annual and quarterly financial reports; and to review the results of audits by the internal auditor and the independent auditors. Under applicable law, the Audit Committee is required to review with management and the independent auditors the basis for all financial reports. The Board of Directors has adopted a separate Audit Committee Charter. The charter for the Audit Committee is available on the Company's website at www.ibc.com under the heading "Investors—Corporate Governance."

        The Board of Directors has determined that Douglas B. Howland is an "audit committee financial expert" as defined by the SEC regulations due to the relevant experience he has gained from serving as the chief executive officer of Libcon, Inc. for over twenty years, serving on the Audit Committee of the Company for over six years, and serving as the Chairman of the Audit Committee for almost four years. All Audit Committee members are "independent" as defined in the applicable Nasdaq Marketplace Rules, and each has been selected for the Audit Committee by the Board based on the Board's determination that they are fully qualified to (i) review and understand the Company's financial statements, (ii) monitor the performance of management, (iii) monitor the Company's internal accounting operations, (iv) monitor the independent auditors, and (v) monitor the disclosures of the Company to the end that they fairly present the Company's financial condition and results of operations. In addition, the Audit Committee has the authority on its own to retain independent accountants or other consultants whenever it deems appropriate; although it did not exercise that authority during 2016.

        As of December 31, 2016, management assessed the effectiveness of the design and operation of the Company's internal controls over financial reporting based on the criteria for effective internal control over financial reporting established in "Internal Control—Integrated Framework," issued by the Committee of Sponsoring Organizations (COSO) of the Treadway Commission in 2013. Based on that assessment, management determined that the Company maintained effective internal control over financial reporting as of December 31, 2016, based on those criteria.

  Long-Term Restricted Stock Unit Plan Committee

        During 2016, the Long-Term Restricted Stock Unit Plan Committee consisted of Irving Greenblum, Peggy J. Newman and Larry A. Norton. The Long-Term Restricted Stock Unit Plan Committee did not meet during the 2016 fiscal year. Its primary function is the administration of the 2009 International Bancshares Corporation Long-Term Restricted Stock Unit Plan, which includes determining the form, terms, conditions and amount of each grant under such Plan. The Long-Term Restricted Stock Unit Plan Committee has the authority to retain outside consultants or separate legal counsel, which authority it did not exercise during 2016. Each member of the Long-Term Restricted Stock Unit Plan Committee is "independent", as defined in applicable Nasdaq Marketplace Rules. The Long-Term Restricted Stock Unit Plan was adopted while the Company was a participant under the TARP program. The Company exited the TARP program in 2012 and the Company does not intend to grant any additional Long-Term Restricted Stock Units during this fiscal year or in the foreseeable future.

  Asset/Liability, Investment, Balance Sheet-Management, Funds Management/Liquidity Interest Rate Risk Committee

        The Asset/Liability, Investment, Balance Sheet-Management, Funds Management/Liquidity Interest Rate Risk Committee consisted of Dennis E. Nixon, Irving Greenblum, R. David Guerra, Douglas B. Howland, Larry A. Norton and Roberto Resendez who was appointed in May of 2016. The Committee met twice in 2016 and all of its members were present at such meetings except for Mr. Norton who missed one of the meetings. The primary function of the Asset/Liability, Investment, Balance Sheet-Management, Funds Management/Liquidity Interest Rate Risk Committee is to administer the investment activity of the Company, including the review of regulatory compliance.

  The Profit Sharing Plan Committee

        During 2016, the Profit Sharing Plan Committee consisted of Irving Greenblum, Peggy J. Newman, Dennis E. Nixon and Larry A. Norton. The Company has a deferred profit sharing plan for eligible employees. The Profit Sharing Plan Committee met once during 2016 and all of its members were present. The primary function of the Profit Sharing Plan Committee is to administer the Employee's Profit Sharing Plan.

  Risk Committee

        The primary function of the Risk Committee is to assist the Board in fulfilling its oversight responsibilities with regard to the Company's risk structure and risk management, and overseeing policies relating to the Company's risk management and its compliance with regulatory obligations. During 2016, the Risk Committee consisted of Irving Greenblum, Douglas B. Howland, Larry A. Norton and Roberto Resendez who was appointed in May 2016. The Risk Committee met eight times during 2016 and all of its members were present at each. The Risk Committee Charter is posted on the Company's website at www.ibc.com under the heading "Investors—Corporate Governance."

  Nominating Committee

        The Nominating Committee consists of Douglas B. Howland, Irving Greenblum, and Larry A. Norton. The Committee met twice during 2016 with all of its members present at the meetings. The primary function of the Nominating Committee is to identify and recommend qualified candidates to become Board members. Also, the Nominating Committee shall, at least annually, review the Board's annual review of its performance and consider the results of such evaluation when determining whether or not to recommend the nomination of existing directors for an additional term.

  Stock Option Plan Committee

        During 2016, the Stock Option Plan Committee consisted of Irving Greenblum, Peggy J. Newman and Larry A. Norton. The Stock Option Plan Committee met three times during 2016 and all members of the committee were present at such meetings. The Stock Option Plan Committee's primary function is the administration of the 2012 International Bancshares Corporation Stock Option Plan, which includes taking all final action on the amount, timing, price and other terms of all options granted under such Plan. The

Stock Option Plan Committee has the authority to retain outside consultants or separate legal counsel, which authority it did not exercise during 2016. Each member of the Stock Option Plan Committee that served during 2016 and who is serving in 2017 is independent as defined in applicable Nasdaq Marketplace Rules.

  Compensation Committee

        Since all cash compensation paid to executive officers of the Company is paid by the Company's lead bank subsidiary, IBC, the Salary and Steering Committee of IBC's Board of Directors is responsible for making recommendations to the IBC Board of Directors regarding each executive officer's cash compensation. Each member of the Compensation Committee is also a member of the Salary and Steering Committee of IBC, and an independent director, as defined in the applicable Nasdaq Marketplace Rules. The Compensation Committee has the authority to retain outside consultants or separate legal counsel, which authority the Compensation Committee did not exercise during 2016. The Compensation Committee during 2016 consisted of Irving Greenblum, Douglas B. Howland, Jr., Peggy Newman and Larry Norton. The Compensation Committee met twice during the 2016 fiscal year with all members attending each of such meetings. The Board of Directors adopted a written Compensation Committee Charter that is posted on the Company's website at www.ibc.com under the heading "Investors—Corporate Governance."

  Compensation Committee and Stock Option Plan Committee Interlocks and Insider Participation

        None of the members of the Compensation Committee or the Stock Option Plan Committee was an officer or employee of the Company or any of its subsidiaries in 2016, nor was any member formerly an officer or employee of the Company or any of its subsidiaries. Some of the members of the Compensation Committee, and some of these members' associates, are current or past customers of one or more of the Company's subsidiary banks. Since January 1, 2016, no transactions between these persons and such subsidiaries have occurred, other than borrowings. In the opinion of management, all of the borrowings have been in the ordinary course of business, have had substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectability. Additional transactions may take place in the future.

 DIRECTOR COMPENSATION

        The table below summarizes the compensation paid by the Company to our non-employee directors for the year ended December 31, 2016.

Name	Fees Earned or Paid in Cash ($)(1)	All Other Compensation ($)(2)	Total ($)
Javier De Anda	5,100	15,800	20,900
Irving Greenblum	9,900	16,100	26,000
Douglas B. Howland	9,900	17,900	27,800
Peggy J. Newman	5,700	15,800	21,500
Larry A. Norton	8,400	17,300	25,700
Roberto R. Reséndez	6,300	15,800	22,100
Leonardo Salinas	7,500	17,000	24,500
Antonio R. Sanchez, Jr.	3,600	5,000	8,600

(1)
Each director receives compensation for his or her services as a director of the Company in the amount of $900 for each board meeting and $300 for each meeting of a board committee that the director attends.

(2)
Includes amounts paid to certain directors for their services as a director of a subsidiary bank in the amount of $900 for each board meeting and $300 for each meeting of a board committee of the subsidiary bank that the director attends, as well as an additional year-end payment of $5,000. All directors received certain perquisites from the Company during 2016, but the incremental cost of providing those perquisites was significantly less than the $10,000 disclosure threshold per director.

        Some Board meetings were conducted by telephone conference where directors do not receive a fee for attending. Salaried officers of the Company who are directors are not compensated for committee meetings. No stock options, equity-based awards, or other forms of non-equity incentive plan compensation are granted to non-employee board members. The director fees paid to the named executive officers by the Company and the subsidiary banks are included in the "All Other Compensation" column set forth in the "Summary Compensation Table" below.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

  Compensation Committee Report

        The Compensation Committee Charter is posted on the Company's website at www.ibc.com under the heading "Investors—Corporate Governance." The Compensation Committee's primary duties and responsibilities are to:

  •
  Review and approve corporate goals and objectives relevant to compensation of the Company's Chief Executive Officer, evaluate the CEO's performance in light of those goals and objectives, and make recommendations to the Board with respect to the CEO's compensation based on such evaluation;

  •
  Make recommendations to the Board with respect to incentive compensation and equity-based compensation plans that are subject to Board approval;

  •
  Review and discuss with the Company's management the Compensation Discussion and Analysis, or CD&A, to be included in the Company's Proxy Statement or the Company's Annual Report on

    Form 10-K, and recommend to the Board whether the CD&A should be included in the Proxy Statement or Form 10-K; and

  •
  Provide the Compensation Committee Report to be included or incorporated by reference in the Proxy Statement or Form 10-K, which complies with the rules and regulations of the Securities and Exchange Commission.

        Management Incentive Plan.    During 2013, the Company adopted the International Bancshares Corporation Management Incentive Plan, or MIP, which provides non-equity incentive compensation and is administered by the Compensation Committee. The MIP provides that the Compensation Committee shall establish performance goals and targets that must be satisfied prior to paying an incentive payment under the MIP. On February 27, 2017, the Compensation Committee certified in writing that the performance targets for fiscal year ending December 31, 2016 were met and exceeded by the Company and on February 27, 2017, the Compensation Committee approved an award of $1,000,000 be paid to Dennis E. Nixon, President of the Company, under the MIP for services rendered during fiscal year 2016. The Compensation Committee believes its decision to make an award to Mr. Nixon under the MIP for services rendered in fiscal year 2016 is consistent with the compensation objectives of the MIP.

        Review Say on Pay Vote.    The Compensation Committee Charter states that the Compensation Committee shall review the results of any advisory shareholder vote on executive compensation required by the SEC rules and consider whether to recommend adjustments to the Company's executive compensation policies and practices. At the 2016 Annual Meeting, the non-binding advisory vote on the compensation of the Company's named executive officers as described in the Proxy Statement for that year received the affirmative vote of the holders of more than a majority of shares of Common Stock represented in person or by proxy, at the meeting and entitled to vote on the proposal. The Compensation Committee considered the favorable results of the advisory shareholder vote and did not recommend any adjustments to the Company's executive compensation policies or practices as a result of such advisory shareholder vote.

        The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and, based on such review, has recommended to the Board of Directors that the disclosure set forth under the heading "Compensation Discussion and Analysis" be included in this Proxy Statement and incorporated by reference into the Company's Annual Report on Form 10-K for the year ended December 31, 2016.

        Submitted by the Compensation Committee:

          Irving Greenblum, Douglas B. Howland, Peggy J. Newman and Larry Norton

  Overview

        In this section, we discuss certain aspects of our compensation program as it pertains to the principal executive officer, Dennis E. Nixon, the principal financial officer, Imelda Navarro, and the one other most highly-compensated executive officer, David Guerra, in 2016. We refer to these three persons throughout as the "executive officers," "named executive officers" or the "SEOs." The discussion focuses on compensation and practices relating to our most recently completed fiscal year.

        Our management believes that the performance of each of the executive officers has the potential to impact the Company's short-term and long-term profitability. Therefore, our management places considerable importance on the design and administration of the executive compensation program.

        Generally, the compensation package for each of the executive officers consists of base salary and the possibility of an annual discretionary bonus, non-equity incentive plan compensation and a discretionary incentive stock option grant. Also, the executive officers participate in the Employee's Profit Sharing Plan and receive certain perquisites. Stock option grants are determined by the Company's Stock Option Plan

Committee as discussed above. Awards under the Company's MIP may be made by the Compensation Committee. Awards of $1,000,000, $1,000,000 and $1,000,000 were made by the Compensation Committee under the MIP to Mr. Nixon for services rendered to the Company during the 2014, 2015 and 2016 fiscal years, respectively. All cash compensation paid to executive officers of the Company is paid by IBC. Base salary levels and annual discretionary bonuses are recommended by the Compensation Committee upon recommendation of the Salary and Steering Committee of IBC. The Compensation Committee assists the Board of Directors in discharging its responsibilities relating to executive compensation. The Compensation Committee receives recommendations from the Company's President regarding the compensation of executive officers (other than the President). Each member of the Compensation Committee serves as a director of both IBC and the Company and is independent under applicable Nasdaq Marketplace Rules.

        The challenge for management and the Compensation Committee is to motivate, retain and reward key performers for working harder and smarter than ever in a difficult banking environment.

  Executive Summary of 2016 Compensation

        The Company's Incentive Compensation Policy was adopted on October 28, 2010 to address the Federal Reserve incentive compensation guidelines. On June 21, 2010, the Federal Reserve adopted final guidelines on incentive compensation which were substantially the same as those initially proposed on October 22, 2009. The guidelines apply to all U.S. financial institutions. The guidance includes three principles:

  •
  Incentive compensation arrangements should balance risk and financial results in a manner that does not provide employees incentives to take excessive risks on behalf of the banking organization;

  •
  A banking organization's risk-management processes and internal controls should reinforce and support the development and maintenance of balanced incentive compensation arrangements; and

  •
  Banking organizations should have strong and effective corporate governance to help ensure sound compensation practices.

  Compensation Philosophy

        Our Company's compensation philosophy is to maximize long-term return to shareholders consistent with the Company's commitments to maintain the safety and soundness of the institution and provide the highest possible level of service to the customers and communities that it serves. To do this, the Compensation Committee believes the Company must provide competitive salaries and appropriate incentives to achieve long-term shareholder return.

  Objectives of Executive Compensation

        Our Company's executive compensation policies are designed to achieve four primary objectives:

  •
  attract and retain well-qualified executive leadership;

  •
  provide incentives for achievement of corporate goals and individual performance;

  •
  provide incentives for achievement of long-term shareholder return; and

  •
  align the interests of management with those of the shareholders to encourage continuing growth in shareholder value.

        The Compensation Committee's goal is to effectively balance salaries with other performance-based compensation commensurate with an officer's individual management responsibilities and contribution to corporate objectives. Each of the three named executive officers has served the Company for over twenty-five years. The salary and bonus decisions of the Compensation Committee are subjective and focused on whether there is any compelling reason to deviate from the historical compensation pattern for each executive officer. If not, it will be expected that the individual will receive a salary and bonus that is consistent with the historical compensation pattern for that individual. The determination of whether there is a compelling reason to deviate from the historical compensation pattern for an executive officer is based on whether there is a significant change in the trend of financial performance for the Company and whether there is an overall perception that the individual satisfactorily performed his or her duties at the Company. The historical compensation decisions of the Compensation Committee with respect to compensation of the executive officers also reflect the Compensation Committee's subjective assessment of the competitive nature of the markets where the Company does business and the difficulty in retaining qualified executive officers in such markets. The Compensation Committee takes these competitive salary factors into consideration when making its subjective salary and bonus compensation decisions for the executive officers.

  Decisions Regarding Executive Compensation

        The Compensation Committee's recommendations regarding each executive officer's compensation are subjective with regard to both the base salary and discretionary bonus, non-equity incentive plan compensation and a discretionary incentive stock option grant. At the end of each year, a base salary recommendation for the next year and a discretionary bonus recommendation for the previous year are made for each executive officer by the Compensation Committee. When proposing compensation levels, the Compensation Committee reviews, discusses and analyzes the historical compensation for each executive officer of the Company and whether there is any compelling reason to deviate from such historical compensation pattern for each executive officer. Only in the event that the Compensation Committee perceives that there will be a long-term trend of negative overall performance of the Company, or in the event that an executive officer is perceived as not having satisfactorily performed his or her duties at the Company, will the cash compensation of an executive officer be expected to be negatively impacted. The Compensation Committee receives recommendations respecting such analysis from the Company's President (other than as it pertains to the President). Before a vote is taken, members have an opportunity to ask for additional information, to raise and discuss further questions and to consult outside consultants and/or separate legal counsel. During 2016, the Compensation Committee did not consult outside consultants or separate legal counsel. The Compensation Committee intends to consider the independence factors set forth in the Nasdaq Listing Rule 5605(d)(3) if the Compensation Committee decides to hire a compensation consultant, legal counsel or other compensation adviser in 2017. All base salary and cash bonus recommendations of the Compensation Committee, other than awards under the MIP, are subject to final approval of the Board of Directors of IBC.

  Elements of Compensation

        Our Company's executive compensation program consists primarily of the following elements: (i) base salary and benefits; (ii) annual cash bonus incentives, (iii) non-equity incentive plan compensation, including possible awards under the Management Incentive Plan; (iv) longer-term equity-based incentives in the form of stock options; (v) participation in the Employees' Profit Sharing Plan; and (vi) certain perquisites. In 2010, due to the Company's participation in the TARP program, the Company added an additional element to the Company's executive compensation program in the form of long-term restricted stock units, but no long-term restricted stock units were granted in 2016. Each component of compensation is intended to accomplish one or more of the compensation objectives discussed above.

        Base Salary and Benefits.    Annual base salaries are set to attract and retain executive officers with exceptional abilities and talent. The Compensation Committee considers each executive officer's performance, historical compensation and responsibilities within the Company. As stated above, the salary decisions of the Compensation Committee are subjective and focused on whether there is any compelling reason to deviate from the historical compensation pattern for each executive officer. If not, it will be expected that the individual will receive a base salary that is consistent with the historical compensation pattern for that individual. The Compensation Committee also periodically collects salary information from other publicly-traded bank holding companies in Texas. The Compensation Committee does not have targeted parameters with respect to the review of the salary information collected from such comparator companies. Rather, the Compensation Committee collects the salary information for comparison as a means to identify major changes in the overall compensation levels of executive officers of publicly-traded bank holding companies in Texas. Any such major change would be considered by the Compensation Committee in its determination of whether there is a compelling reason to deviate from the historical compensation pattern for any of the executive officers. The Compensation Committee believes that the usefulness of the salary data of comparative companies is limited because the duties of officers with the same title may greatly differ from one company to another. In 2016, the Compensation Committee collected and analyzed 2015 salary information from Cullen/Frost Bankers, Inc., Prosperity Bancshares, Inc., Texas Capital Bancshares, Inc., and Valley National Bancorp. During 2016, neither the Company nor the Compensation Committee retained the services of any compensation consultant.

        Annual Cash Bonus Incentives.    Annual cash bonus incentives are used to reward executive officers for the Company's overall performance, taking into consideration individual performance. The discretionary bonus program is intended to compensate each executive officer for the officer's contribution to the Company's (i) financial performance and (ii) other non-financial goals during the previous year. The Company did not pay a discretionary cash bonus to Mr. Nixon in 2016 for services rendered.

        As previously discussed, the bonus decisions of the Compensation Committee are subjective and focused on whether there is any compelling reason to deviate from the historical compensation pattern for each executive officer. If not, it will be expected that the individual will receive a bonus that is consistent with the historical compensation pattern for that individual. For each executive officer other than the President, the President conducts a subjective analysis of each officer's individual performance and makes recommendations to the Compensation Committee as to the appropriate discretionary bonus amount, taking into account each officer's historical compensation pattern. With respect to the analysis of individual performance, the President and Compensation Committee only determine whether there is a perception that the executive officer satisfactorily performed his or her duties at the Company. The Compensation Committee considers the recommendations of the President in determining the amount of the discretionary bonus for each executive officer, other than the President. All decisions of the Compensation Committee with respect to executive compensation are subject to the final approval of the Board of Directors of IBC.

        In addition to considering an executive officer's historical compensation pattern and individual performance, the Compensation Committee also considers four measures of corporate performance in determining annual cash discretionary bonus amounts to be paid to the Company's executive officers. These measures of performance are:

  •
  earnings per share and earnings per share growth;

  •
  return on average assets;

  •
  return on average equity; and

  •
  non-financial objectives.

        During 2016, the Company did not have specific performance targets, thresholds or goals for any of the foregoing measures. Each measure is analyzed by the Compensation Committee to determine how it compares to the historical performance of the Company. Even if the performance in a category is not as favorable as the historical performance of the Company in such category, the Compensation Committee will subjectively analyze the reason for the difference and whether the Company believes it will cause a long-term trend of negative overall performance of the Company. The Compensation Committee is focused on the long-term results of the Company and recognizes that there may be periods when certain non-financial objectives may out-weigh near-term financial performance. The Compensation Committee believes that the total compensation paid to each of the executive officers in 2016 was appropriate in light of the compensation objectives of the Company.

        Management Incentive Plan.    During 2013, the Company adopted the MIP, which is designed to enable certain incentive awards to be deductible to the Company under Internal Revenue Code Section 162(m). In February 2016, the Compensation Committee established performance goals and targets under the MIP that the Company would be required to meet or exceed for the 2016 fiscal year, which were either one of the following ratios: (1) a .90% return on average total assets or (2) a 8% return on average total shareholders' equity. In February 2017, the Compensation Committee confirmed that at least one of the 2016 performance targets was met and the Compensation Committee awarded $1,000,000 to Mr. Nixon for services rendered during fiscal year 2016. In February 2017, the Compensation Committee established the performance targets under the MIP for fiscal year 2017, which are either one of the following ratios: (1) a .90% return on the average total assets or (2) an 8% return on the average total shareholders' equity. The Compensation Committee also selected Mr. Nixon as the only eligible participant under the MIP to receive an award for the 2017 fiscal year.

        For services rendered to the Company in 2016, Mr. Nixon received a salary of $660,000. The amount of Mr. Nixon's salary was consistent with the historical salary compensation pattern for Mr. Nixon, who has served as President of the Company and its predecessor, IBC, since 1975 and whose duties are more extensive than those of the other named executive officers.

        Longer-Term Equity-Based Incentive-Stock Options.    A portion of executive compensation is also linked to corporate performance through equity-based compensation awards in the form of stock options under the 2012 International Bancshares Corporation Stock Option Plan, or Stock Option Plan. Awards under the Company's shareholder-approved Stock Option Plan are designed to:

  •
  align executive officer and shareholder interests;

  •
  reward officers for building shareholder value; and

  •
  encourage long-term investment in the Company by executive officers.

        Although our Company has no specific stock ownership guidelines, the Compensation Committee believes that stock ownership by management is beneficial to shareholders and stock options have been granted by the Company to executive officers and key salaried employees pursuant to various shareholder-approved stock option plans for many years. The size of the option grants is determined by the Stock Option Plan Committee based upon a subjective assessment of the respective employee's performance, compensation level and other subjective factors determined by the Stock Option Plan Committee.

        All stock option grants to executive officers have been made pursuant to shareholder-approved stock option plans. The Stock Option Plan Committee administers all aspects of the Stock Option Plan and also has authority to determine the individuals to whom and the terms upon which options are granted, the number of shares subject to each option and the form of consideration payable upon the exercise of an option. The President makes recommendations of stock option grants (other than for himself), which the Stock Option Plan Committee then considers. The Stock Option Plan Committee takes final action on the amount, timing, price and other terms of all options granted to executive officers and key salaried employees of the Company. The exercise price of each option granted under the Stock Option Plan equaled the fair market value of the Common Stock as of the date of grant.

        The Stock Option Plan Committee did not make any awards in the form of stock options to any named executive officer; but did make awards to several key employees in 2016. The Stock Option Plan Committee has no formal policy as to timing of awards of stock options other than as set forth below with respect to the release of material non-public information. The size of the stock option grants are determined by the Stock Option Plan Committee based upon a subjective assessment of the respective employee's performance, compensation level and other factors. Historically, the Company has not granted stock options to the named executive officers every year. Ms. Navarro was granted stock options in 2014 and 2015 and Mr. Guerra was granted stock options in 2014. The President has not received any stock option awards since 1997. The Company believes it is important to award the available stock options to other key employees of the Company in order to encourage long-term investment in the Company by such key employees.

        All stock option awards under the Stock Option Plan have been made at the fair market value of the our Common Stock on the date of grant. Stock options granted under the Stock Option Plan are generally granted for a term of eight or ten years and have a six or seven year vesting schedule. Stock options granted under the Stock Option Plan become exercisable generally over a six or seven year vesting period, vesting 5% after the first or second anniversary, and 10%, 15%, 20%, 25% and 25% each respective year thereafter and expire eight or ten years from the date of grant. The Stock Option Plan permits the exercise price to be paid by delivery of cash or by surrendering shares of our Common Stock. Vesting of certain stock options may be accelerated upon certain events, including a change in control of the Company. The President of the Company does not have any stock options that would be accelerated upon a change in control of the Company. Approximately thirty percent of all stock options outstanding and held by named executive officers as of December 31, 2016 were vested.

        The Stock Option Plan is a tandem plan that provides for the granting of non-statutory stock options and incentive stock options. No adjustment to the option price of the stock options is permissible if the adjustment would cause the options to become subject to Section 409A of the Code. The most recent stock options granted to named executive officers in 2014 and 2015 were all incentive stock options. The Stock Option Plan Committee believes that its decision to not grant any incentive stock options in 2016 to named executive officers is consistent with the Company's compensation objectives.

        Long Term Restricted Stock Unit Plan.    In 2009, the Board of Directors adopted the 2009 International Bancshares Corporation Long-Term Restricted Stock Unit Plan, or LTRSU Plan, to give the Company additional flexibility in the compensation of its officers, employees, consultants and advisors in compliance with all applicable laws and restrictions. The LTRSU Plan provided for both the issuance of long-term restricted stock units that complied with the compensation restrictions under the TARP program, as well as long-term restricted stock units that did not comply with such restrictions. Long-term restricted stock units issuable under the LTRSU Plan are not equity and are payable only in cash. One of our named executive officers, Dennis E. Nixon, received awards of long-term restricted stock units, or RSUs, that complied with the TARP compensation restrictions. The Company did not issue any RSUs during 2014, 2015 or 2016, and does not have any RSUs outstanding at this time. The Company does not intend to award any RSUs during 2017 or in the foreseeable future.

        Profit Sharing Plan.    The Company has a 401(k) deferred profit sharing plan for eligible employees in order to provide a tax-advantaged savings vehicle to employees. It is a tax-qualified, defined contribution plan. The Company's annual contribution to the profit sharing plan is based on a percentage, as determined by the Board of Directors, of total compensation paid during the year to participants of the profit sharing plan. Allocation of the contribution among officers and employees' accounts is based on length of service and amount of salary earned. Profit sharing costs of $3,650,000 were charged to income for the year ended December 31, 2016. This profit sharing plan and the Company's contribution to the plan enhance the range of benefits the Company offers to executives and employees and enhances the Company's ability to attract and retain employees.

        Perquisites and Other Personal Benefits.    The Company provides the executive officers with modest perquisites and other personal benefits. The perquisites we offer are common in the financial services industry and help the Company attract and retain superior employees for key positions. Some of the perquisites are intended to serve a business purpose because they enhance the ability of the employees of the Company to attract and retain customers of the Company. The perquisites and other benefits represent a small part of the Company's overall executive compensation package. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to executive officers. The primary perquisites are club memberships and the use of Company aircraft. The perquisites are disclosed in the Summary Compensation Table below, and they are itemized in the related supplemental table.

        The efficiencies and security afforded by corporate aircraft are a key factor in the Company's business plan in view of the Company being headquartered in Laredo, Texas. The Board of Directors has engaged an outside security consultant to assess security risks to the executive management of the Company and adopted the Bank's Security Policy based on the recommendations of the security consultant. In view of the location of the Company's headquarters in Laredo on the Texas/Mexico border, the security consultant recommended that the Principal Executive Officer of the Company, Mr. Nixon, and his family use a Company plane for all business and personal travel. Although Mr. Nixon and his family's personal use of the Company plane is required by the Company for security reasons, the Company still reports for SEC disclosure purposes the personal use of the Company plane as a perquisite of Mr. Nixon. The Company reports use of corporate aircraft by executive officers as a perquisite or other personal benefit unless it is integrally and directly related to the performance of the executive's duties. The personal use of the aircraft is reported at the Company's incremental cost. The Company estimates the incremental cost to be equal to the Company's average incremental operating cost, which includes items such as fuel, maintenance, landing fees, trip-related permits, trip-related hangar costs, trip-related catering, meals and supplies, crew expenses during layovers, and any other expenses incurred or accrued based on the number of hours flown. This method fairly approximates the Company's incremental cost; however, it may overstate the Company's actual incremental cost in situations where the Company's aircraft would have flown for business purposes anyway and space would have been available at little or no additional incremental cost to transport the executive or his or her guest(s) who were not traveling for business purposes.

  Tax and Regulatory Considerations

        The Compensation Committee has considered the limitations on deductibility of compensation of the executive officers under Section 162(m) of the Internal Revenue Code, or Code. Section 162(m) of the Code provides that publicly-held companies may not deduct compensation paid to certain executive officers in excess of $1,000,000 annually, with certain exemptions for qualified, shareholder-approved "performance-based" compensation. The Compensation Committee reserves the right to use its judgment to authorize compensation payments that may not be deductible under Section 162(m) when the Compensation Committee believes such payments are appropriate and in the best interests of the Company and its shareholders. In 2013, the Board of Directors and the shareholders of the Company voted to approve the MIP, which is intended to constitute a "performance-based" compensation plan that may provide a deduction under Section 162(m) for certain compensation paid. In February 2017, a $1,000,000 award was made to Mr. Nixon under the MIP for services rendered in fiscal year 2016 and the Company believes the 2016 MIP award will be deductible under Section 162(m).

        The Board of Directors realizes that executive compensation must remain competitive and aligned with shareholder interests, which may result in the Company providing compensation that is not always deductible. The Company contends that retaining the right leadership is of greater shareholder value than achieving 100% deductibility of all executive compensation at all times. This limitation on deductibility does not affect any officer's receipt of compensation, but increases the company's tax liability.

        The Board and the Compensation Committee also take into consideration various other tax and regulatory matters when determining the amount and type of compensation awarded to executives. These areas include Section 409A of the Code relating to deferred compensation and the expensing of equity grants under FASB ASC Topic 718. In making compensation structure and award decisions, the Compensation Committee does take into account the impact of these regulatory areas.

  Other Guidelines Affecting Executive Compensation

        Stock-Based Compensation—Timing of Grants.    The Stock Option Plan Committee sets the exercise price of stock options at the closing stock price on the date of grant. The Stock Option Plan Committee tries to make stock option grants at times when the exercise price will not be influenced by releases of material, non-public Company information. The Company does not time or plan the release of material, non-public information for the purpose of affecting the value of executive compensation.

        Adjustments to Incentive Compensation as a Result of Financial Statement Restatements.    The Board of Directors has adopted a Compensation Clawback Policy, which provides for the adjustment or recovery of awards or payments to executive officers if the relevant Company's performance measures upon which the awards or payments are based are restated or otherwise adjusted in a manner that would reduce the size of an award or payment. In the event of a financial statement restatement, if the Compensation Committee determines in its sole discretion that an executive officer of the Company received any performance-based compensation that would have been lower had it been calculated based on such restated financial statements and such executive officer engaged in intentional unlawful misconduct that materially contributed to the need for the restatement, then the Compensation Committee will, to the full extent permitted by governing law, and as it deems appropriate, require reimbursement from such executive officer of the determined overpayment amount.

  Risk Management of Compensation Policies and Procedures

        The Compensation Committee specifically considers risks that may arise in connection with the compensation programs of the Company. The Company also has an Incentive Compensation Policy to address the Federal Reserve Incentive Compensation Guidelines that address risk-management processes related to incentive compensation arrangements. The Federal Reserve's Guidance addressed in the Company's Incentive Compensation Policy includes three principles:

  •
  Incentive compensation arrangements should balance risk and financial results in a manner that does not provide employees incentives to take excessive risks on behalf of the banking organization;

  •
  A banking organization's risk-management processes and internal controls should reinforce and support the development and maintenance of balanced incentive compensation arrangements; and

  •
  Banking organizations should have strong and effective corporate governance to help ensure sound compensation practices.

  Conclusion

        We believe the Company's 2016 executive compensation program's mix of salary, annual cash bonus incentives, non-equity incentive plan compensation and longer-term equity-based incentives in the form of stock options motivates the Company's management team to produce strong results for shareholders. Management of the Company does not believe that the risks arising from the Company's compensation policies and practices are reasonably likely to have a material adverse effect on the Company. Our Board believes this compensation program strikes an appropriate balance between the interests and needs of the Company and appropriate employee rewards based on shareholder value creation.

 Executive Compensation Tables

        The following information is furnished for the fiscal year ended December 31, 2016, with respect to the Principal Executive Officer, the Principal Financial Officer and the one other executive officer of the Company receiving at least $100,000 in compensation. All cash compensation is paid by IBC, as the Company does not directly pay any cash compensation to the executive officers of the Company. Each of the three named executive officers of the Company is also an executive officer of IBC.

  Summary Compensation Table

        The following table sets forth information regarding compensation earned during each of the last three fiscal years by the Principal Executive Officer, the Principal Financial Officer and the one other executive officer of the Company who received compensation of at least $100,000 for each of the last three completed fiscal years.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Dennis E. Nixon	2016	660,000	—	—	—	1,000,000	182,840	1,842,840
Chairman of the Board	2015	659,632	—	—	—	1,000,000	224,230	1,883,862
President and Director of	2014	659,579	—	—	—	1,000,000	223,482	1,883,061
the Company; CEO and Director of IBC
R. David Guerra	2016	253,991	58,814	—	—	—	73,681	386,486
Vice President and Director	2015	245,668	53,059	—	—	—	72,329	371,056
of the Company; President	2014	240,173	—	—	45,281	—	65,754	351,208
of IBC branch in McAllen, Texas and Director of IBC
Imelda Navarro	2016	269,237	55,082	—	—	—	48,228	372,547
Principal Financial Officer;	2015	235,960	96,111	—	93,762	—	48,146	473,979
Treasurer and Director of	2014	214,725	93,940	—	45,281	—	49,339	403,285
the Company, President and Director of IBC

(1)
The amounts shown in this column only include the salary paid to the executive officer. All cash compensation paid to the named officers was paid by IBC.

(2)
The amounts shown in this column are discretionary cash bonuses paid to Ms. Navarro and Mr. Guerra by IBC.

(3)
The amounts shown in this column represent the aggregate grant date fair value of the Long-Term Restricted Stock Units or stock-based compensation granted in the stated fiscal year, in accordance with FASB ASC Topic 718. Assumptions used in the calculation of the stock-based compensation amounts are included in footnote 15 of our audited financial statements for the fiscal year ended December 31, 2016 included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016. No options were granted to named executive officers or employees in fiscal year 2016.

(4)
Mr. Nixon received non-equity incentive plan compensation (payable in the form of a cash award) in February 2015, 2016 and 2017 under the MIP for services rendered in 2014, 2015 and 2016, respectively. In prior years, non-equity incentive plan compensation received by Mr. Nixon was reported under the "Bonus" column, but the Company has determined that such compensation is more appropriately reported under the "Non-Equity Incentive Plan Compensation" column.

(5)
The amounts shown in the "All Other Compensation" column include the perquisites and personal benefits set forth in the "All Other Compensation Table" below.

  All Other Compensation

Name	Year	Club Memberships ($)	Long Term Disability & Health Insurance Premiums ($)	Company Contribution to Profit Sharing Plans ($)(1)	Company and Subsidiary Bank Director Fees ($)(2)	Housing Allowance ($)(3)	Administrative Services ($)(4)	Airplane ($)(5)	Total ($)
Dennis E. Nixon	2016	4,614	4,435	13,466	106,600	—	40,000	13,725	182,840
	2015	4,419	4,200	13,504	113,500	—	40,000	48,607	224,230
	2014	4,419	4,166	14,035	108,100	—	40,000	52,762	223,482
R. David Guerra	2016	4,956	5,598	12,672	28,900	21,555	—	—	73,681
	2015	4,886	5,771	12,527	28,900	20,245	—	—	72,329
	2014	4,748	5,738	12,973	22,500	19,795	—	—	65,754
Imelda Navarro	2016	4,614	4,887	13,427	25,300	—	—	—	48,228
	2015	4,432	4,876	12,038	26,800	—	—	—	48,146
	2014	4,419	4,843	11,617	28,100	360	—	—	49,339

(1)
All amounts shown in this column consist of funds contributed or allocated by the Company pursuant to the Company's Employee Profit Sharing Plan, a deferred profit sharing plan for employees with one year of continual employment.

(2)
Director fees include those fees paid by the Company and subsidiary banks where the executive officer serves as director. Executive officers do not receive fees for attending committee meetings.

(3)
This amount is for a housing allowance provided to officers of the company and subsidiary banks; the amount paid is the differential between the home loan rate and the cost of funds rate.

(4)
This amount is for personal administrative services provided by Company staff to Mr. Nixon.

(5)
Although Mr. Nixon's and his family's personal use of the Company plane is required by the Company for security reasons, the Company still reports for Securities and Exchange Commission disclosure purposes the personal use of the Company plane as a perquisite to Mr. Nixon. The Company reports use of corporate aircraft by executive officers as a perquisite or other personal benefit unless it is integrally and directly related to the performance of the executive's duties. The personal use of the aircraft is reported at the Company's incremental cost. The Company estimates the incremental cost to be equal to the Company's average incremental operating cost, which includes items such as fuel, maintenance, landing fees, trip-related permits, trip-related hanger costs, trip-related catering, meals and supplies, crew expenses during layovers, and any other expenses incurred or accrued based on the number of hours flown. The Company believes this method fairly approximates the Company's incremental cost; however, it may overstate the Company's actual incremental cost in situations where the Company's aircraft would have flown for business purposes anyway and space would have been available at little or no additional incremental cost to transport the executive or his or her guest(s) who were not traveling for business purposes.

  Grants of Plan-Based Awards

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)
Name	Grant Date (b)	Threshold (#)	Target (#)	Maximum (#)
Dennis E. Nixon	02/25/2016	$1,000,000	$1,000,000	$1,000,000

(1)
In February 2016, the Compensation Committee established performance targets under the MIP that the Company would be required to meet or exceed for the 2016 fiscal year, which were either one of the following ratios: (1) a .90% return on average total assets or (2) a 8% return on average total shareholders' equity. In February 2017, the Compensation Committee confirmed that at least one of the 2016 performance targets was met and the Compensation Committee awarded $1,000,000 to Mr. Nixon for services rendered during fiscal year 2016.

        No options were granted to named executive officers in 2016, but options were granted to certain key employees.

  Outstanding Equity Awards at Year End

        The following table sets forth 2016 year-end information regarding outstanding equity awards held by the individuals named in the Summary Compensation Table above. During 2016, the Company granted a total of 9,000 incentive stock options to key employees; none of the named executive officers were granted options in 2016. The options granted to key salaried employees during 2016 have a seven year vesting schedule, vesting 5% on the second anniversary, and 10%, 15%, 20%, 25% and 25% each respective year thereafter. All of the options expire eight or ten years from the date of grant.

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)	Equity Awards: Payout Unearned or Other have not Vested
R. David Guerra
	0	625	14.73	10/07/2019	(1)
	750	4,250	21.42	2/19/2024	(2)
Imelda Navarro
	0	875	14.73	10/07/2019	(1)
	0	4,250	21.42	2/19/2024	(2)
	—	10,000	24.09	08/25/2025	(3)
Dennis E. Nixon(4)	—	—	—	—

(1)
These options were granted on October 7, 2011 and have a six year vesting schedule, vesting 5%, 10%, 15%, 20%, 25% and 25%. All of the options will expire eight years from the date of grant.

(2)
These options were granted on February 19, 2014 and have a seven year vesting schedule, vesting 5% beginning on the second anniversary, and 10%, 15%, 20%, 25% and 25%, each respective year thereafter. All of the options will expire ten years from the date of grant.

(3)
These options were granted on August 25, 2015 and have a seven year vesting schedule, vesting 5% beginning on the second anniversary, and 10%, 15%, 20% and 25% and 25%, each respective year thereafter. All of the options will expire ten years from the date of grant.

(4)
The Company's CEO did not have any outstanding equity awards as of December 31, 2016.

  Option Exercises and Stock Vested

        None of the named executive officers exercised stock options during 2016. Please see the preceding table for information regarding the vesting schedule for outstanding stock options held by the Company's named executive officers.

  Equity Compensation Plan Information

        The following table sets forth information as of December 31, 2016, with respect to the Company's equity compensation plans:

Plan Category	A Number of securities to be issued upon exercise of outstanding options, warrants and rights	B Weighted average exercise price of outstanding options, warrants and rights	C Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column A)
Equity Compensation plans approved by security holders	800,502	$19.24	266,392

Total	800,502	$19.24	266,392

SECURITY OWNERSHIP OF MANAGEMENT

        Based upon information received from the persons concerned, the following individuals and all directors and executive officers of the Company as a group owned beneficially as of April 3, 2017, the number and percentage of outstanding shares of Common Stock indicated in the table below. Except as reflected in the notes to the table, each of the individuals listed owns directly the number of shares indicated in the table and has the sole power to vote and to dispose of such shares.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock	Percent of Class
Javier De Anda(1)	12,884	*
Irving Greenblum(2)	568,785	*
R. David Guerra(3)	5,125	*
Douglas B. Howland	8,303	*
Imelda Navarro	189,917	*
Peggy J. Newman	17,016	*
Dennis E. Nixon(4)	2,459,080	3.73%
Larry A. Norton(5)	122,847	*
Roberto R. Reséndez(6)	35,511	*
Leonardo Salinas(7)	86,097	*
A. R. Sanchez Jr.(8)	8,329,875	12.62%
All Directors and Executive Officers as a group (11 persons)(9)	11,835,440	17.93%

*
Ownership of less than one percent

(1)
The holdings shown for Mr. De Anda include 687 shares held in his wife's name.

(2)
The holdings shown for Mr. Greenblum include 108,331 shares held in a family limited partnership and 321,432 shares held in a family partnership, which he has the power to dispose of and to vote. The holdings for Mr. Greenblum include 24,362 shares held in his wife's name.

(3)
The holdings shown for Mr. Guerra include 750 shares issuable upon the exercise of currently exercisable options. Of the shares beneficially owned by Mr. Guerra, 2,500 shares are pledged as collateral.

(4)
The holdings shown for Mr. Nixon include 171,022 shares held in his wife's name. Of the shares beneficially owned by Mr. Nixon, 183,179 shares are pledged as collateral.

(5)
The holdings shown for Mr. Norton include 121,917 held in a family limited partnership, which he has the power to dispose of and to vote. The holdings for Mr. Norton include 274 shares held in his wife's name.

(6)
The holdings shown for Mr. Reséndez include 5,370 shares held in his wife's name.

(7)
The holdings shown for Mr. Salinas include 51,562 shares held in a family limited partnership, which he has the power to dispose of and to vote.

(8)
Mr. Sanchez owns directly and has the sole power to vote and to dispose of 1,672,890 shares. The shares shown for Mr. Sanchez include 1,565,455 shares owned by the Alicia M. Sanchez Charitable Lead Annuity Trust and 31,407 shares owned by the A.R. Sanchez, Jr. Exempt Trust. Mr. Sanchez serves as a trustee of both of these trusts and has the sole power to vote and dispose of such shares. The shares shown for Mr. Sanchez also include 1,883,469 shares held by trusts in which various family members, including his children, have a vested interest in the income and corpus and for which Mr. Sanchez serves as co-trustee. Mr. Sanchez has shared power to vote and to dispose of 1,883,469 shares. The totals for Mr. Sanchez also reflect (i) 1,067,439 shares held by a limited partnership, the managing general partner of which is a corporation of which Mr. Sanchez is the president and Chairman of the Board; and (ii) 2,109,215 shares held by the A. R. "Tony" and Maria J. Sanchez Family Foundation, of which Mr. Sanchez is a director. Of the shares beneficially owned by Mr. Sanchez, 3,035,683 shares are pledged as collateral.

(9)
The holdings shown for all directors and executive officers as a group include 750 shares issuable upon the exercise of currently exercisable options.

PRINCIPAL SHAREHOLDERS

        Insofar as is known to the Company, no person beneficially owned, as of April 3, 2016, more than five percent of the outstanding Common Stock of the Company, except as follows:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock	Percent of Class
A. R. Sanchez Jr.(1)	8,329,875	12.62%
P.O. Box 2986
Laredo, Texas 78040
BlackRock, Inc.(2)	5,888,749	8.9%
55 East 52nd Street
New York, NY 10022
The Vanguard Group, Inc.(3)	4,492,796	6.81%
100 Vanguard Blvd.
Malvern, PA 19355
Dimensional Fund Advisors LP(4)	4,164,785	6.31%
Building one
6300 Bee Cave Road
Austin, TX 78746

(1)
Mr. Sanchez owns directly and has the sole power to vote and to dispose of 1,672,890 shares. The shares shown for Mr. Sanchez include 1,565,455 shares owned by the Alicia M. Sanchez Charitable Lead Annuity Trust and 31,407 shares owned by the A.R. Sanchez, Jr. Exempt Trust. Mr. Sanchez serves as a trustee of both of these trusts and has the sole power to vote and dispose of such shares. The shares shown for Mr. Sanchez also include 1,883,469 shares held by trusts in which various family members, including his children, have a vested interest in the income and corpus and for which Mr. Sanchez serves as co-trustee. Mr. Sanchez has shared power to vote and to dispose of 1,883,469 shares. The totals for Mr. Sanchez also reflect (i) 1,067,439 shares held by a limited partnership, the managing general partner of which is a corporation of which Mr. Sanchez is the president and Chairman of the Board; and (ii) 2,109,215 shares held by the A. R. "Tony" and Maria J. Sanchez Family Foundation, of which Mr. Sanchez is a director.

(2)
BlackRock, Inc. ("Blackrock") is a parent holding company of BlackRock Advisers, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Asset Management Schweiz AG, BlackRock Financial Management, Inc., BlackRock Fund Advisors, BlackRock Institutional Trust Company, N.A., BlackRock Investment Management (Australia) Limited, BlackRock Investment Management (UK) Ltd., and BlackRock Investment Management, LLC, which are now included as subsidiaries of BlackRock for purposes of reporting. Blackrock has sole voting power over 5,769,421 shares and sole dispositive power over 5,888,749 shares. Information relating to this shareholder is based on the shareholder's Schedule 13G/A filed with the Securities and Exchange Commission on January 25, 2017.

(3)
The Vanguard Group, Inc. ("Vanguard") is a parent holding company of Vanguard Fiduciary Trust Company ("VFTC") and Vanguard Investments Australia, Ltd ('VIA"), which are now included as wholly-owned subsidiaries of Vanguard for purposes of reporting, who beneficially own, in the aggregate, 4,492,796 shares. Vanguard has sole voting power over 66,445 shares and sole dispositive power over 4,421,865 shares. Vanguard also has shared voting power over 7,293 shares and shared dispositive power over 70,931 shares. Information related to this shareholder is based on the shareholder's Schedule 13G filed with the Securities and Exchange Commission on February 13, 2017.

(4)
Dimensional Fund Advisors LP ("Dimensional") is an investment advisor and beneficially owns 4,164,785 shares. Dimensional has sole voting power over 4,084,941 shares and sole dispositive power over 4,164,785 shares. Information related to this shareholder is based on the shareholder's Schedule 13G filed with the Securities and Exchange Commission on February 9, 2017.

INTEREST OF MANAGEMENT IN CERTAIN TRANSACTIONS

        Some of the directors, executive officers and nominees for directors of the Company and principal shareholders of the Company and their immediate families and the companies with which they are associated were customers of, and had banking transactions with, the Company's subsidiary banks in the ordinary course of the subsidiary banks' business during 2016, and the Company anticipates that such banking transactions will continue in the future. All loans and commitments to loan included in such banking transactions were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to the Company, which indebtedness is fully performing and complies with Federal lending restrictions included in section 22(h) of the Federal Reserve Act (12 U.S.C. 375b). The indebtedness, in the opinion of management of the Company, did not involve more than a normal risk of collectability or present other unfavorable features. All credit transactions or other transactions with the subsidiary banks of the Company involving executive officers or directors of the Company are reviewed and approved by at least a majority of the disinterested directors of the respective subsidiary bank.

Policies and Procedures for Related Person Transactions

        The Company monitors its business dealings and those of its directors and executive officers to determine whether any existing or proposed transactions would constitute a related-party transaction requiring approval under the Company's related person transactions policy. The Company's related person transactions policy is embodied in the International Bancshares Corporation and Subsidiary Banks and Affiliated Companies Code of Ethics, or Code of Ethics. All business transactions between the Company and any Company director, principal shareholder, officer or employee or his or her immediate family (or entity in which he or she has a substantial interest) must be fully disclosed to the Company. In the event the value of any transaction with a customer that may result in a benefit to an officer, director or employee exceeds $120,000, disclosure must be made to the appropriate Compliance Contact as designated in the Code of Ethics. No officer or employee of the Company shall be a regular supplier or purchaser of goods or services to or from the Company.

        The Code of Ethics also requires directors and executive officers to notify the Company of any relationships or transactions that may present a conflict of interest. Our directors and executive officers are also required to complete a questionnaire on an annual basis designed to elicit information regarding any such related-party transactions. The Company's Statement of Company Policy on Securities Trades by Directors, Officers and Employees was revised to specifically prohibits directors or employees from purchasing financial instruments designed to hedge or offset any decrease in the market value of equity securities granted as compensation or held directly or indirectly by such director or employee.

        When the Company becomes aware of a proposed or existing transaction with a related party, the Company's chief executive officer, in consultation with management determines whether the transaction would constitute a related-party transaction requiring approval under this policy. If such a determination is made, the chief executive officer and management determine whether, in their view, the transaction should be permitted, whether it should be modified to avoid any potential conflict of interest, whether it should be terminated, or whether some other action should be taken. The non-employee directors would also review in executive session any related person transaction that is required to be disclosed pursuant to Item 404 of Regulation S-K under the Exchange Act. Any violation of the Code of Ethics will result in disciplinary action up to and including termination from the Board and/or employment.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        The Company's directors, its executive officers and any persons holding more than ten percent of our outstanding Common Stock are required to report their initial ownership of Common Stock and any subsequent changes in that ownership to the SEC. Specific due dates for these reports have been established and the Company is required to disclose in this Proxy Statement any failure to file such reports by the applicable dates during 2016. The Company is not aware of any missed or late filings by such covered individuals during 2016. In making these disclosures, the Company has relied solely on written representations of its directors, executive officers and ten percent shareholders and copies of the reports that they have filed with the Commission.

STOCK REPURCHASES

        Share repurchases are only conducted under a publicly announced repurchase program approved by the Board of Directors whereby stock repurchases may be made from time to time through the open market or through private transactions, or in connection with the cashless exercise of stock options of the Company. The following table includes information about share repurchases for the quarter ended December 31, 2016.

	Total Number of Shares Purchased	Average Price Paid Per Share	Shares Purchased as Part of a Publicly- Announced Program	Approximate Dollar Value of Shares Available for Repurchase(1)
October 1 - October 31, 2016	—	—	—	$40,000,000
November 1 - November 30, 2016	—	—	—	40,000,000
December 1 - December 31, 2016	159	40.88	—	39,993,500

Total	159	$40.88	—	$39,993,500

(1)
The repurchase program was extended on March 11, 2016, and allows for the repurchase of up to an additional $40,000,000 of treasury stock through April 9, 2017.

        On April 19, 2009, the Company established a formal stock repurchase program that authorized the repurchase of up to $40,000,000 of our Common Stock within the following twelve months, and the Company has continuously extended the repurchase program for subsequent twelve month periods since then, including on March 11, 2016, when the Board of Directors extended the repurchase program and again authorized the repurchase of up to $40,000,000 of our Common Stock during the twelve month period commencing on April 9, 2016 and ending on April 9, 2017, which repurchase cap of the Board is inclined to increase over time.

 PROPOSAL—2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

        The Board of Directors has appointed the firm of RSM US LLP, to audit the consolidated financial statements of the Company and its subsidiaries for the 2017 fiscal year. The same firm audited the consolidated financial statements of the Company and its subsidiaries for the 2016 and 2015 fiscal years. The firm was initially retained on August 24, 2007. Representatives of RSM are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

        Audit services rendered by RSM for the fiscal year ended December 31, 2016 included the annual audit of the Company's consolidated financial statements, which are included in reports to shareholders and the SEC and consultation on accounting and related matters and services performed in connection with other regulatory filings.

        Ratification of the appointment of independent auditors is not a matter which is required to be submitted to a vote of shareholders, but as a matter of good corporate governance, the Board of Directors considers it appropriate for the shareholders to express whether they ratify the appointment. If shareholder ratification is not obtained, the Board would consider an alternative appointment for the succeeding fiscal year.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFYING THE APPOINTMENT OF RSM AS THE INDEPENDENT AUDITORS.

  Vote Required

        The affirmative vote of a majority of the shares present and entitled to vote thereon will constitute approval.

Principal Accountant Fees and Services

        The table below sets forth the aggregate fees billed to the Company for the years ended December 31, 2016 and 2015 by the Company's principal accounting firm, RSM. Effective August 16, 2016, RSM merged with the Company's tax advisor, Padgett, Stratemann & Co., LLP, and the Company approved the continued engagement of RSM for tax services for the year ended December 31, 2016. None of the audit-related fees or tax fees billed in 2016 or 2015 were provided under the de minimis exception to the Audit Committee preapproval requirements.

	December 31,
	2016	2015
Audit Fees(1)	$1,391,557	$1,305,701
Audit-Related Fees	—	—

Audit and Audit Related Fees	1,391,557	1,305,701
Tax Fees(2)	285,385	290,968
All Other Fees	—	—

Total Fees	$1,676,942	$1,596,669

(1)
Audit fees consist of fees billed for professional services rendered in connection with the audit of the annual consolidated financial statements of the Company, quarterly financial statements included in Forms 10-Q, and services that are normally provided in connection with statutory or regulatory filings or engagements.

(2)
Tax Fees consisted of fees for tax consultation and tax compliance services. Of the amounts presented $151,710 in 2016 and all amounts in 2015 were paid to Padgett, Stratemann & Co., LLP, prior to their merger with RSM.

  Policy on Audit Committee Prepproval of Services

        The Audit Committee has considered whether the provision of services covered in billings included under the "Tax Fees" and "All Other Fees" categories listed above is compatible with maintaining the principal auditors' independence. The Audit Committee has concluded that the provisions of such services would not jeopardize the independence of RSM as the Company's principal auditors. The Audit Committee's Charter requires that the Audit Committee preapprove all audit and non-audit services, including tax services, to be provided to the Company by the independent accountants, provided, however, that the Audit Committee may specifically authorize its Chairman to preapprove the provision of any non-audit service to the Company. Preapproval is sought for each particular service and is subject to specific engagement authorization from the Audit Committee. These services may include audit services, audit-related services, tax services and other services. The procedures for preapproving all audit and non-audit services to be provided to the Company by the independent accountants include the Audit Committee's review of a categorized budget for all audit services, audit-related services, tax services and other services. Audit Committee approval would be required to exceed the budgeted amount for a particular category or to engage the independent accountants for any services not set forth in the budget. The Audit Committee periodically monitors the services rendered by and actual fees paid to the outside accountants to ensure that the services and amounts are within the parameters approved by the Audit Committee or the Chairman of the Audit Committee. In addition to conducting the Company's 2017 audit, the Audit Committee has preapproved RSM to provide non-audit services, including tax services.

Audit Committee Report

        The Company's Audit Committee is responsible for providing objective and independent oversight of the Company's accounting functions and internal controls. Such oversight responsibility includes, but is not limited to, making recommendations concerning the engagement of independent auditors, reviewing the consolidated financial statements and the scope of the independent annual audit, reviewing and reassessing the adequacy of the Audit Committee's charter, reviewing with the independent auditors the results of their audit, considering the range of audit and non-audit fees, monitoring internal financial and accounting controls and performing such other oversight functions as may be requested from time to time by the Board of Directors. The Audit Committee reviewed internal controls independently of management and corporate staff and reviewed the audited consolidated financial statements of the Company as of and for the fiscal year ended December 31, 2016, with management and the independent auditors. Management has the responsibility for the preparation, presentation and integrity of the Company's consolidated financial statements and the independent auditors have the responsibility for auditing the Company's consolidated financial statements and expressing an opinion as to their conformity with generally accepted U.S. accounting principles.

        In view of the foregoing, the Audit Committee has:

  •
  reviewed and discussed the audited consolidated financial statements with management;

  •
  discussed with the independent auditors the matters required to be discussed by Auditing Standard No. 1301, Communications With Audit Committees; and

  •
  received the written disclosures and the letter from the independent auditor required by applicable requirements of the Public Company Accounting Oversight Board's Ethics and Independence Rule 3526, Communications With Audit Committees Concerning Independence, as currently in effect, regarding the independent auditor's communications with the audit committee concerning independence, and has discussed with the independent auditor the independent auditor's independence.

        Based on the review and discussions with management and the Company's independent auditors referenced above, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2016 filed with the Securities and Exchange Commission.

        The Board of Directors has determined that the members of the Audit Committee are "independent" as defined in the applicable Nasdaq Marketplace Rules. Moreover, the Board has determined that Douglas B. Howland is an audit committee financial expert within the meaning of the SEC rules. The Audit Committee has adopted a written charter, which is available on the Company's website at www.ibc.com.

        This report is submitted on behalf of the Audit Committee.

        Irving Greenblum, Douglas B. Howland, Larry A. Norton, Leonardo Salinas and Javier de Anda

        This report by the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

PROPOSAL—3

NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

        In accordance with the SEC rules, we are providing our shareholders at the Annual Meeting with the opportunity to cast a non-binding advisory vote on the compensation of the Company's named executive officers as described in this Proxy Statement through the following resolution:

  "RESOLVED, that the holders of the Company's Common Stock approve the compensation of the Company's executives named in the Summary Compensation Table, as disclosed in the Company's 2017 Proxy Statement pursuant to the compensation disclosure rules of the SEC (which disclosure includes the Compensation Discussion and Analysis, the Executive Compensation tables and the related footnotes and narrative following the tables)."

        Because the shareholder vote is advisory, it will not be binding on the Board and will not overrule any decision by the Board or require the Board to take any action. However, the Compensation Committee may take into account the outcome of the vote when considering future executive compensation decisions for named executive officers.

        The SEC rules also requires a shareholder advisory vote to approve executive compensation at least once every three years and requires shareholders to vote regarding the frequency of the say on pay vote. In 2013, the Company included a separate proposal on the frequency of the say on pay vote in the proxy statement for that year. The one-year option received the highest number of votes cast by the shareholders and is deemed to be the frequency that is preferred by the shareholders of the Company. Accordingly, the Board of Directors decided to include this non-binding advisory vote proposal in this Proxy Statement.

        Our executive compensation programs and policies are designed to attract and retain well-qualified executive leadership; provide incentives for achievement of corporate goals and individual performance; provide incentives for long-term shareholder return; and align interests of management with those of the shareholders to encourage continuing growth in shareholder value. The Compensation Committee believes the Company's executive compensation policies and programs and the compensation decisions in 2016 described in this Proxy Statement appropriately reward our named executive officers for their performance.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVES AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE SEC'S COMPENSATION DISCLOSURE RULES, WHICH DISCLOSURE INCLUDES THE COMPENSATION DISCUSSION AND ANALYSIS, THE EXECUTIVE COMPENSATION TABLES AND THE RELATED FOOTNOTES AND NARRATIVE FOLLOWING THE TABLES.

  Vote Required

        The affirmative vote of the holders of a majority of the shares of Common Stock represented, in person or by proxy, at the Annual Meeting and entitled to vote on this proposal is required for the advisory approval of this proposal. Broker non-votes, if any, will have no effect on the result of the vote.

PROPOSAL—4

PROPOSAL TO REAPPROVE THE PERFORMANCE GOALS INCLUDED IN THE INTERNATIONAL
BANCSHARES CORPORATION 2013 MANAGEMENT INCENTIVE PLAN

        On February 28, 2013, the Board of Directors adopted, and on May 20, 2013, the shareholders approved, the International Bancshares Corporation 2013 Management Incentive Plan ("2013 MIP"). Awards under the 2013 MIP are intended to qualify as "performance-based compensation" under Section 162(m) of the Internal Revenue Code ("Section 162(m)"), which requires the material terms of the performance goals underlying performance-based awards be disclosed to and reapproved by the shareholdrs every five years.

        The 2013 MIP is designed to promote and advance the interests of the Company and its shareholders by enabling the Company to attract, retain and reward key employees of the Company and its affiliates, as well as to qualify incentive compensation paid to participants who are covered employees under Section 162(m) (for the Company, including the chief executive officer and two other named executive officers) as performance-based compensation within the meaning of Section 162(m). Under Section 162(m), annual compensation in excess of $1,000,000 paid to a corporation's covered employee is not deductible by the Company for federal income tax purposes, unless such compensation is considered "performance-based compensation." For compensation to qualify as "performance-based compensation," certain conditions must be met, including shareholder reapproval of the material terms of the performance goals under which the compensation is paid every five years.

        We are asking our shareholders to reapprove the performange goals under the 2013 MIP, which are described below. Shareholder approval of the material terms of the performance goals is required for purposes of Section 162(m) in order not to lose deductions with respect to such incentive payments by reason of Section 162(m). Shareholders are NOT being asked to approve an increase to the amount of awards that may be granted under the MIP or any other amendment to the 2013 MIP, nor are they being asked to reapprove the 2013 MIP itself. If the Shareholders do not reapprove the performance goals under the 2013 MIP, then starting in 2018, the 2013 MIP will not be available for future awards.

        Under Section 162(m), the material terms of the performance goals required to be disclosed to and subsequently approved by shareholders of the Company include the employees eligible to receive compensation, a description of the business criteria on which the performance goals are based and the maximum amount of compensation that can be paid to a covered employee.

Plan Document

        The full text of the 2013 MIP is included as Exhibit A to this Proxy Statement. The specific performance goals with respect to a particular performance period would be determined and maintained by the Compensation Committee from the list of the performance goals set forth in the 2013 MIP and described below. The specific measures that must be satisfied in connection with any performance goal, referred to as performance targets, are also set by the Compensation Committee. The following is a summary of the material features of the 2013 MIP and is qualified in its entirety by the text of the 2013 MIP attached to this Proxy Statement as Exhibit A.

Eligible Employees

        Eligible employees include any executive officer or other key employee of the Company who is designated by the Compensation Committee as eligible to receive an incentive payment under the 2013 MIP. Directors of the Company who are not executive officers of the Company are not eligible to participate. Only one officer of the Company, Mr. Nixon, the President of the Company, ever received an award under the 2013 MIP and it is currently contemplated that Mr. Nixon would be the only officer receiving an award under the 2013 MIP during 2017.

Administration of the Plan

        The 2013 MIP is administered by the Company's Compensation Committee or such other committee of directors as may be designated by the Company's Board of Directors in the future. Any committee designated to administer the 2013 MIP must have at least two members, and each member must meet the standards of independence necessary to qualify as an "outside director" under Section 162(m). Consequently, none of the eligible officers or employees of the Company are permitted to serve on the Compensation Committee.

Performance Goals and Performance Targets

        Performance goals are established by the Compensation Committee in connection with the grant of any incentive payment under the 2013 MIP. In the case of any incentive payment that is intended to qualify for the exemption from the limitation on deductibility imposed by Section 162(m) that is set forth in Section 162(m)(4)(C), such goals shall be: (i) based on the attainment of specified levels of one or more of the following measures (a) earnings per share, (b) return measures (including, but not limited to, return on assets, equity or sales), (c) net income (before or after taxes), (d) cash flow (including, but not limited to, operating cash flow and free cash flow), (e) cash flow return on investments, which equals net cash flows divided by owner's equity, (f) earnings before or after taxes, interest, depreciation and/or amortization, (g) internal rate of return or increase in net present value, (h) gross revenues, (i) gross margins or (j) stock price (including, but not limited to, growth measures and total shareholder return) and (ii) set by the Compensation Committee within the time period prescribed by Section 162(m). Performance goals may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated and may be based on or adjusted for any other objective goals, events, or occurrences established by the Compensation Committee for a performance period. Such performance goals shall be based on the performance of the Company generally. Such performance goals may cover the performance period as specified by the Compensation Committee, not to be less than 12 months. A performance goal need not be based upon an increase or positive result under a business criterion and could include, for example, maintaining the status quo or limiting economic losses. Performance goals may be adjusted by the Compensation Committee in its sole discretion to eliminate the unbudgeted effects of charges for restructurings, charges for discontinued operations, charges for extraordinary items and other unusual or non-recurring items of loss or expense, merger-related charges, cumulative effect of accounting changes, the unbudgeted financial impact of any acquisition or divestiture made during the applicable performance period, and any direct or indirect change in the federal corporate tax rate affecting the performance period, each as defined by generally accepted accounting principles and identified in the audited financial statements, notes to the audited financial statements, management's discussion and analysis or other Company filings with the SEC. Performance targets are the specific measures that must be satisfied in connection with any performance goal prior to paying an incentive payment under the 2013 MIP.

2017 Performance Targets

        On February 23, 2017, the Compensation Committee established performance targets under the 2013 MIP. The performance targets that the Company must meet or exceed for the fiscal year ending December 31, 2017 are either one of the following ratios for the fiscal year ending December 31, 2017:

(1) a ..90% return on average total assets or (2) a 8% return on average total shareholders' equity. The Compensation Committee selected Dennis E. Nixon as the only eligible participant under the 2013 MIP to receive an incentive payment for services rendered in 2017. The amount of the payment is subject to performance results that are not yet available and is subject to the discretion of the Compensation Committee, but it will not exceed the maximum amount discussed in the following paragraph.

Incentive Payments

        Incentive payments under the 2013 MIP are payable in cash. The maximum amount that may become payable to a covered employee in a calendar year with respect to all performance periods completed during such calendar year as incentive payments under the 2013 MIP is the lesser of 2.5% of the total income before income taxes of the Company for the fiscal year or $2,500,000.

Certification

        Pursuant to the 2013 MIP, after the end of each performance period, the Compensation Committee shall:

          (1)   Certify in writing, prior to the unconditional payment of any incentive payment under the 2013 MIP, the level of attainment of the performance targets for the performance period; and

          (2)   Determine the total amount available for incentive payments based on the attainment of such performance targets and subject to the limitations set forth in the 2013 MIP.

Amendment and Termination of the 2013 MIP

        The Compensation Committee may amend, modify or terminate the 2013 MIP in any respect at any time without the consent of any participant. Any such action may be taken without the approval of the Company's shareholders unless shareholder approval is required by applicable law or the requirements of Section 162(m). Termination of the 2013 MIP shall not affect any incentive payments determined by the Compensation Committee to be earned prior to, but payable on or after, the date of termination, and any such incentive payments shall continue to be subject to the terms of the 2013 MIP notwithstanding its termination.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL TO REAPPROVE THE PERFORMANCE GOALS UNDER THE INTERNATIONAL BANCSHARES CORPORATION 2013 MANAGEMENT INCENTIVE PLAN.

  Vote Required

        The affirmative vote of the holders of a majority of the outstanding shares of the Company's Common Stock entitled to vote on this matter and present in person or represented by proxy is required to approve the Plan. Brokers do not have discretionary voting power with respect to this proposal.

SHAREHOLDER PROPOSALS FOR 2018 ANNUAL MEETING

        The 2018 Annual Meeting of Shareholders will be held on or about Monday, May 21, 2018. In connection with the Company's next annual meeting, shareholder proposals which are not submitted for inclusion in the Company's proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 may be brought before an annual meeting pursuant to Article II, Section 12 of the Company's Bylaws, which provides that business at an annual meeting of shareholders must be (a) pursuant to the Company's notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any shareholder of the Company who was a shareholder of record at the time of giving of notice provided for in Section 12 of the Bylaws, who is entitled to vote at the meeting and who complies with the notice procedures set forth in Section 12.

        For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Corporate Secretary. To be timely, a shareholder's notice shall be delivered to the Secretary of the Company at 1200 San Bernardo Avenue, Laredo, Texas 78042 not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. The Company's 2018 Annual Meeting is scheduled for on or about Monday, May 21, 2018. Thus, a shareholder notice must be received by the Company no later than March 16, 2018 and no earlier than February 14, 2018. If the date of the 2018 Annual Meeting is changed, these dates may change. Such shareholder's notice is required to set forth, as to each matter the shareholder proposes to bring before an annual meeting, certain information specified in the Bylaws. A copy of the Bylaws of the Company may be obtained from the Secretary of the Company at the address set forth above.

        Proposals from shareholders which are intended to be included in the Company's proxy statement relating to the 2018 annual meeting must comply with Rule 14a-8 under the Securities Exchange Act of 1934, which requires that the notice be received at the Company's principal executive offices not less than 120 calendar days before the one year anniversary date of the Company's proxy statement released to shareholders in connection with the previous year's annual meeting, and accordingly must be received in writing by the Company at its principal executive offices at the address set forth above no later than December 18, 2017.

OTHER MATTERS

        No business other than the matters set forth in this Proxy Statement is expected to come before the Annual Meeting, but should any other matters requiring a vote of shareholders arise, including a question of adjourning the meeting, the persons named in the accompanying proxy will vote thereon according to their best judgment in the interest of the Company. In the event that any of the nominees for director should withdraw or otherwise become unavailable for reasons not presently known, the persons named as proxies will vote for such substitute nominee(s) as the Board of Directors recommends, or in the absence of such recommendation, such other persons as they consider to be in the best interests of the Company.

INTERNATIONAL BANCSHARES CORPORATION Dennis E. Nixon President and Chairman

Dated: April 17, 2017

THE COMPANY'S 2016 ANNUAL REPORT IS BEING FURNISHED WITH THIS PROXY STATEMENT TO SHAREHOLDERS OF RECORD AS OF THE RECORD DATE. THE COMPANY WILL PROVIDE SHAREHOLDERS WITH A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, FOR THE PERIOD ENDED DECEMBER 31, 2016, WITHOUT CHARGE, UPON WRITTEN REQUEST ADDRESSED TO THE TREASURER OF THE COMPANY, MS. IMELDA NAVARRO AT THE ADDRESS

LISTED BELOW. THE COMPANY'S ANNUAL REPORT ON FORM 10-K AND THE EXHIBITS FILED WITH IT ARE ALSO AVAILABLE ON OUR WEBSITE AT WWW.IBC.COM UNDER THE HEADING "INVESTORS" IN THE SECTION FOR "SEC FILINGS." ADDITIONALLY, THE ENCLOSED PROXY STATEMENT AND THE ANNUAL REPORT ARE AVAILABLE ON OUR WEBSITE AT WWW.IBC.COM UNDER THE HEADING "INVESTORS" IN THE SECTION FOR "SEC FILINGS." ADDITIONALLY, AND IN ACCORDANCE WITH SEC RULES, YOU MAY ACCESS OUR PROXY STATEMENT AND FORM 10-K AT HTTPS://MATERIALS.PROXYVOTE.COM/459044, WHICH DOES NOT HAVE "COOKIES" THAT IDENTIFY VISITORS TO THE SITE.

INTERNATIONAL BANCSHARES CORPORATION
P. O. Drawer 1359
Laredo, Texas 78042-1359
(956) 722-7611 Extension 6222

 "EXHIBIT A"

INTERNATIONAL BANCSHARES CORPORATION
2013 MANAGEMENT INCENTIVE PLAN

SECTION I
PURPOSE

        The purpose of the International Bancshares Corporation 2013 Management Incentive Plan is to promote and advance the interests of the Company and its shareholders by enabling the Company to attract, retain and reward key employees of the Company and its Affiliates, and to qualify certain incentive compensation paid to Participants who are Covered Employees as performance-based compensation within the meaning of Section 162(m) of the Code.

SECTION II
DEFINITIONS

        The terms below shall have the following meanings:

        A.    "Affiliate" means any company controlled by, controlling or under common control with the Company as defined under rule 144 under the Securities Act.

        B.    "Board" means the Board of Directors of the Company.

        C.    "Change of Control" means the occurrence of any of the following events:

          a.     Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) other than the Company, any Affiliate of the Company as of the Effective Date, any Sanchez Shareholder, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of the Stock of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company) representing more than twenty percent (20%) of the combined voting power of the Company's then outstanding voting securities; provided, however, a Change of Control shall not be deemed to occur solely because such person acquired beneficial ownership of more than twenty percent (20%) of the combined voting power of the Company's then outstanding voting securities as a result of the acquisition of voting securities by the Company, which by reducing the number of voting securities outstanding, increases the proportional number of shares beneficially owned by such person, provided that if a Change of Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition by the Company, such person becomes the beneficial owner of any additional voting securities which increases the percentage of the then outstanding voting securities beneficially owned by such person, then a Change of Control shall occur;

          b.     During any period of twenty four (24) consecutive months (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in subsection (a), (c) or (d) of this Section II(C)) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board;

          c.     The shareholders of the Company approve a merger, consolidation or reorganization of the Company with any other corporation, other than a merger, consolidation or reorganization which would result in the shareholders of the Company immediately before such merger, consolidation or reorganization, owning, directly or indirectly immediately following such merger, consolidation or reorganization, at least fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger, consolidation, or reorganization in substantially the same proportion as their ownership of the voting securities immediately before such merger, consolidation, or reorganization; or

          d.     The shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

          e.     Notwithstanding anything in the Plan to the contrary, any Incentive Payment that is subject to Section 409A of the Code shall not be distributable or payable upon a Change of Control unless such Change of Control also meets the definition of "Change of Control" under Section 409A of the Code.

        D.    "Code" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

        E.    "Committee" means the Compensation Committee of the Board or a subcommittee thereof appointed by the Board to administer the Plan as provided herein consisting of at least two (2) members of the Board, each of whom is an Outside Director.

        F.     "Company" means International Bancshares Corporation, a Texas corporation, and any successor thereof.

        G.    "Covered Employee" means any officer, employee, or consultant that is a "covered employee" within the meaning of Section 162(m) of the Code with respect to the applicable Performance Period.

        H.    "Effective Date" means the terms as defined by Section VII hereof.

        I.     "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

        J.     "Incentive Payment" means, with respect to each Participant, the amount he or she may receive for the applicable Performance Period as determined by the Committee pursuant to the provisions of the Plan, the payment of which is shall be contingent upon the attainment of Performance Goals with respect to the Performance Period.

        K.    "Outside Director" means as provided by the regulations promulgated under Section 162(m) of the Code and the Exchange Act, as amended from time to time.

        L.    "Participant" means any executive officer or other key employee of the Company or an Affiliate who is designated by the Committee as eligible to receive an Incentive Payment under the Plan.

        M.   "Performance Goals" means the performance goals established by the Committee in connection with the grant of any Incentive Payment. In the case of any Incentive Payment that is intended to qualify for the exemption from the limitation on deductibility imposed by Section 162(m) of the Code, such goals shall be (i) based on the attainment of specified levels of one or more of the following measures (a) earnings per share, (b) return measures (including, but not limited to, return on assets, equity or sales), (c) net income (before or after taxes), (d) cash flow (including, but not limited to, operating cash flow and free cash flow), (e) cash flow return on investments, which equals net cash flows divided by owner's equity, (f) earnings before or after taxes, interest, depreciation and/or amortization, (g) internal rate of return or increase in net present value, (h) gross revenues, (i) gross margins or (j) stock price (including, but not limited to, growth measures and total shareholder return) and (ii) set by the Committee within the time period prescribed by Section 162(m) of the Code. Such performance goals shall be objectively determinable such that a third party with knowledge of the relevant facts could determine if the goals have been met. Performance Goals may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated and may be based on or adjusted for any other objective goals, events, or occurrences established by the Committee for a Performance Period. Such Performance Goals may be particular to a line of business, subsidiary or other unit or may be based on the performance of the Company generally. Such Performance Goals may cover the Performance Period as specified by the Committee. A performance goal need not, however, be based upon an increase or positive result under a business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to a specific business criterion). Performance Goals may be adjusted by the Committee in its sole discretion to eliminate the unbudgeted effects of charges for restructurings, charges for discontinued operations, charges for extraordinary items and other unusual or non-recurring items of loss or expense, merger related charges, cumulative effect of accounting changes, the unbudgeted financial impact of any acquisition or divestiture made during the applicable Performance Period, and any direct or indirect change in the federal corporate tax rate affecting the Performance Period, each as defined by generally accepted accounting principles and identified in the audited financial statements, notes to the audited financial statements, management's discussion and analysis or other Company filings with the Securities and Exchange Commission.

        N.    "Performance Period" means the period, not to be less than 12 months, specified by the Committee during which the Performance Goals with respect to a particular Participant will be measured.

        O.    "Performance Targets" mean the specific measures which must be satisfied in connection with any Performance Goal prior to paying any Incentive Payment.

        P.     "Plan" means the 2013 International Bancshares Corporation Management Incentive Plan.

        Q.    "Sanchez Family" means Alicia M. Sanchez's children, grandchildren and great-grandchildren.

        R.    "Sanchez Shareholder" means a shareholder of the Company who is a member of the Sanchez Family or a corporation, partnership, or other entity in which one or more of the members of the Sanchez Family beneficially own a majority of the ownership interest, or a trust in which all of the beneficial interest are held by one or more members of the Sanchez Family; provided, however, a trustee of such trust must be a member of the Sanchez Family.

        S.     "Securities Act" means the Securities Act of 1933, as amended from time to time.

        T.     "Stock" means the common stock, par value $1.00 per share, issued by the Company.

SECTION III
ADMINISTRATION

        The Plan shall be administered by the Committee. Subject to the express provisions of the Plan, the Committee shall have the full authority and absolute sole discretion to construe, interpret, and administer the Plan, to promulgate, amend, and rescind rules and regulations relating to the Plan and to make all other determinations deemed necessary or advisable in connection with the administration of the Plan, including, but not limited to, determinations relating to eligibility, whether to make Incentive Payments, the terms of any such Incentive Payments, the time or times at which Performance Goals are established, the Performance Periods to which Incentive Payments relate, and the actual dollar amount of any Incentive Payment. The determinations of the Committee pursuant to this authority shall be conclusive and binding on all parties including without limitation the Participants, the Company and its shareholders. The provisions of this Plan are intended to ensure that all Incentive Payments made to Covered Employees hereunder qualify for the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code, and, unless otherwise determined by the Committee, this Plan shall be interpreted and operated consistent with that intention.

 SECTION IV
ESTABLISHMENT OF PERFORMANCE GOALS AND INCENTIVE PAYMENTS

        A.    Establishment of Performance Goals.    Prior to the earliest time required by Section 162(m) of the Code, the Committee shall, in its sole discretion, for each Performance Period, determine and establish in writing the following:

          1.     The applicable Performance Period;

          2.     The Performance Goals applicable to the Performance Period;

          3.     The Performance Targets pursuant to which Incentive Payments are based upon the attainment of Performance Goals during the Performance Period; and

          4.     The Performance Targets pursuant to which the total amount that may be available for payment to all Participants as Incentive Payments based upon the relative level of attainment of the Performance Goals may be calculated.

In the case of Covered Employees, all of the foregoing must be in accordance with Section 162(m) of the Code, established in writing within ninety (90) days after the beginning of the Performance Period (in no event after twenty-five percent (25%) of the Performance Period has elapsed), and based upon the achievement of the Performance Goals the outcome of which is substantially uncertain at the time the Committee establishes the Performance Goals. Such Performance Goals must state, in terms of an objective formula or standard, the method for computing the amount of compensation payable to the Covered Employee if the goal is attained.

        B.    Certification and Payment.    After the end of each Performance Period, the Committee shall:

          1.     Certify in writing, prior to the unconditional payment of any Incentive Payment, the level of attainment of the Performance Targets for the Performance Period;

          2.     Determine the total amount available for Incentive Payments based on the attainment of such Performance Targets; and

          3.     In its sole discretion, adjust the size of, or eliminate, the total amount available for Incentive Payments for the Performance Period; and in its sole discretion, determine the share, if any, of the available amount to be paid to each Participant as that Participant's Incentive Payment, and authorize payment of such amount. In the case of a Participant who is a Covered Employee, the Committee shall not be authorized to increase the amount of the Incentive Payment for any Performance Period determined with respect to any such individual by reference to the applicable Performance Targets.

        C.    Other Applicable Rules.

          1.     Unless otherwise determined by the Committee with respect to any Covered Employee (unless otherwise required by applicable law), no payment pursuant to this Plan shall be made to a Participant unless the Participant is employed by the Company or an Affiliate as of the date of payment; provided, however, in the event of the Participant's (i) retirement in accordance with the policies of the Company or Affiliate which employs the Participant, (ii) death or (iii) termination of employment due to disability (as determined in the discretion of the Committee), the Company shall pay the Participant (or his or her estate or the persons to whom the right to payment under this Plan passes by will or the laws of descent and distribution) an Incentive Payment for the applicable Performance Period, at such time as Participants are generally paid Incentive Payments for such Performance Period, in an amount equal to the product of (x) the amount that the Committee determines that the Participant would have earned for the applicable Performance Period had the Participant continued in the employ of the Company for the entirety of the Performance Period and (y) a fraction, the numerator of which is the number of full months elapsed from the commencement of the applicable Performance Period through the Participant's termination of employment and the denominator of which is the total number of months in the applicable Performance Period.

          2.     Incentive Payments shall be subject to applicable federal, state and local withholding taxes and other applicable withholding in accordance with the Company's payroll practices as in effect from time to time.

          3.     The maximum amount which may become payable to any Covered Employee in any calendar year as an Incentive Payment with respect to all Performance Periods completed during such calendar year shall be the lesser of 2.5% of the Company's total income before taxes for the fiscal year or $2,000,000.

          4.     Incentive Payments shall be payable in cash. Incentive Payments shall be made as soon as administratively practical after the end of the calendar year in which the Performance Period ends or is deemed to have ended pursuant to the provisions of Section VI(A), but in no event after the date that is two and a half months after the end of the calendar year in which such Performance Period ends or is deemed to have ended pursuant to the provisions of Section VI(A).

          5.     Until paid to a Participant, Incentive Payments may not be assigned, alienated, transferred or encumbered in any way.

SECTION V
AMENDMENT OR TERMINATION

        The Committee may amend, modify or terminate the Plan in any respect at any time without the consent of any Participant. Any such action may be taken without the approval of the Company's shareholders unless shareholder approval is required by applicable law or the requirements of Section 162(m) of the Code. Termination of the Plan shall not affect any Incentive Payments determined by the Committee to be earned prior to, but payable on or after, the date of termination, and any such Incentive Payments shall continue to be subject to the terms of the Plan notwithstanding its termination.

SECTION VI
CHANGE OF CONTROL

        Unless otherwise determined by the Committee prior to a Change of Control, in the event of a Change of Control, the following provisions shall be applicable:

        A.    The Performance Periods then in effect will be deemed to have concluded immediately prior to the Change of Control of the Company and the total amount available to fund the related Incentive Payment will be that proportion of the amount (based upon the number of full and partial months in such Performance Period elapsed through the date of Change of Control of the Company) which would be available for funding assuming the Company had attained Performance Goals at a level generating maximum funding for the Performance Periods; and

        B.    The Committee, in its sole discretion, will no later than immediately prior to the Change of Control approve the share of the available amount payable to each Participant as that Participant's Incentive Payment (provided that the entire available amount as calculated pursuant to Section VI(A) shall be paid to Participants as Incentive Payments), and payments shall be made to each Participant as soon thereafter as is practicable.

SECTION VII
EFFECTIVE DATE OF THE PLAN

        This International Bancshares Company 2013 Management Incentive Plan shall be effective as of January 1, 2013, subject to the approval of the Company's shareholders, as required to comply with the requirements of Section 162(m) of the Code, and thereafter shall remain in effect until terminated in accordance with Section V hereof. The Plan must be resubmitted to the shareholders of the Company as necessary to enable the Plan to qualify as performance based compensation under Section 162(m) of the Code. As of the time of the adoption of the Plan, Section 162(m) of the Code requires that the shareholders reapprove the Plan no later than the first shareholder meeting that occurs in the fifth year following the year in which the shareholders previously approved the Plan.

SECTION VIII
GENERAL PROVISIONS

        A.    The establishment of the Plan shall not confer upon any Participant any legal or equitable right against the Company or any Affiliate, except as expressly provided in the Plan.

        B.    The Plan shall be binding on successors and assigns of the Company. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Plan in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

        C.    The cost of benefit payments from this Plan and the expenses of administering this Plan shall be borne by the Company.

        D.    No member of the Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Incentive Payment granted or paid under the Plan.

        E.    The Plan does not constitute an inducement or consideration for the employment of any Participant, nor is it a contract between the Company, or any Affiliate, and any Participant. Participation in the Plan shall not give a Participant any right to be retained in the employ of the Company or any Affiliate or to receive an Incentive Payment with respect to any Performance Period.

        F.     The adoption of this Plan shall not affect any other existing or future incentive or compensation plans for the Company. Nothing contained in this Plan shall prevent the Board or Committee from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required and such arrangements may be either generally applicable or applicable only in specific cases.

        G.    To the extent that state law shall not have been preempted by any laws of the United States, the Plan shall be governed, construed, regulated, interpreted, and administered in accordance with the laws of the State of Texas without regard to principles of conflicts of law.

        H.    This Plan is intended to comply in all aspects with applicable law and regulations, including, with respect to those Participants who are Covered Employees, Section 162(m) of the Code. In case any one or more of the provisions of this Plan shall be held invalid, illegal or unenforceable in any respect under applicable law or regulation, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal or unenforceable provision shall be deemed null and void; however, to the extent permissible by law, any provision which could be deemed null and void shall first be construed, interpreted or revised retroactively to permit this Plan to be construed in compliance with all applicable laws including, without limitation, Section 162(m) of the Code, so as to carry out the intent of this Plan.

        I.     It is the intent of the Company that neither the Plan nor any Incentive Payments hereunder be subject to Section 409A of the Code. Incentive Payments subject to Section 409A of the Code will be paid in a lump sum as soon as practical, but, at the Company's discretion, not later than March 15 of the year following the calendar year in which they are no longer subject to a "substantial risk of forfeiture" (as defined and applied in Section 409A of the Code) (the "Applicable Period"). To the extent that an Incentive Payment is not paid within the Applicable Period but is paid by December 31 of the calendar year which includes the Applicable Period, then it is intended that such payment shall be treated as made at a "specified time" for purposes of complying with Section 409A of the Code. If any compensation or benefits provided by this Plan may result in the application of Section 409A of the Code, the Company shall modify the Plan in the least restrictive manner necessary in order to exclude such compensation from the definition of "deferred compensation" within the meaning of such Section 409A of the Code or in order to comply with the provisions of Section 409A of the Code, other applicable provision(s) of the Code and/or any rules, regulations or other regulatory guidance issued under such statutory provisions and with as little diminution in the value of the Incentive Payments to the Participants as practicable.

        J.     The Plan is intended to constitute an "unfunded" plan for incentive compensation. Neither the Plan nor any Incentive Payment shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that any person acquires a right to receive Incentive Payments from the Company pursuant to the Plan, such right shall be no greater than the right of any unsecured general creditor of the Company. Payments shall be made solely from the general assets of the Company.

        K.    Notwithstanding any other provision of this Plan to the contrary, the Company shall not be required to make any payment under this Plan that would be a golden parachute payment within the meaning of Section 18(k) of the Federal Deposit Insurance Act, as amended, that is prohibited by applicable law.

        L.    Notwithstanding anything to the contrary expressed in the Plan, any provisions hereof that vary from or conflict with any applicable federal or state securities law (including any regulations promulgated thereunder) shall be deemed to be modified to conform to and comply with such laws.

        M.   If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, a Participant shall reimburse the Company the amount of any benefit received under the Plan during the three (3) year period preceding the date on which the Company is required to prepare the accounting restatement which is in excess of the amount that would have been received under the accounting restatement as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules promulgated thereunder or as required by any other applicable rule or regulation.

INTERNATIONAL BANCSHARES CORPORATION
For the Annual Meeting of Shareholders
Called for May 15, 2017

        The undersigned shareholder(s) of International Bancshares Corporation, a Texas corporation (the "Company"), hereby revoking all proxies previously granted appoint(s) Irving Greenblum, Larry A. Norton and Leonardo Salinas, and each of them, as Proxies, each with power to appoint his substitute, and hereby authorize(s) them to vote, as designated below, all the shares of the Company's Common Stock, which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Company, to be held on Monday, May 15, 2017 at 5:00 P.M., local time, and at any adjournment of such meeting, with all powers which the undersigned would possess if personally present:

1.
ELECTION OF DIRECTORS. Nominees: J. De Anda, I. Greenblum, D. B. Howland, P. J. Newman, D. E. Nixon, L. Norton, R.R. Resendez, L. Salinas, and A. R. Sanchez, Jr.

FOR , all nominees listed above ☐	FOR , all nominees listed above, except for the nominee(s) set forth on the line below ☐

WITHHOLD AUTHORITY, to vote for all nominees listed above    ☐

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name on the line provided below.)

The Board of Directors recommends a vote FOR all nominees.

2.
PROPOSAL TO RATIFY THE APPOINTMENT OF RSM US LLP, as the independent auditors of the Company for the fiscal year ending December 31, 2017.

FOR    ☐            AGAINST    ☐            ABSTAIN    ☐
The Board of Directors recommends a vote FOR the above ratification.

3.
PROPOSAL TO CONSIDER AND VOTE ON a non-binding advisory resolution to approve the compensation of the Company's named executives as described in the Compensation Discussion and Analysis and the tabular disclosure regarding named executive officer compensation in the Proxy Statement.

FOR    ☐            AGAINST    ☐            ABSTAIN    ☐
The Board of Directors recommends a vote FOR the above proposal.

(Continued on reverse side)

4.
PROPOSAL TO CONSIDER AND VOTE to reapprove the performance goals included in the 2013 Management Incentive Plan, in accordance with the periodic reapproval requirements of Internal Revenue Code Section 162 (m);

FOR    ☐            AGAINST    ☐            ABSTAIN    ☐
The Board of Directors recommends a vote FOR the above proposal.

5.
In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof. Any of the Proxies, or their respective substitutes, who shall be present and acting at the Annual Meeting shall have and may exercise all of the powers hereby granted.

EVERY PROPERLY SIGNED PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE THEREON. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" ALL THE NOMINEES, AND "FOR" PROPOSALS 2, 3 AND 4 ABOVE. THE DESIGNATED PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTERS REFERRED TO IN SECTION 5.

The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement of the Company dated April 17, 2017.

Dated:	, 2017
Signature(s)
(Signature should agree with name of Stock Certificate as stenciled thereon. Executors, Administrators, Trustees, etc. should so indicate when signing).
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO ITS EXERCISE
RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE

I do              do not             plan to attend the Annual Meeting of Shareholders.

QuickLinks

Important Notice Regarding Availability of Proxy Materials For Annual Meeting To Be Held On May 15, 2017
PROPOSAL—1 ELECTION OF DIRECTORS
THE BOARD OF DIRECTORS RECOMMENDS A VOTE " FOR " EACH NAMED NOMINEE.
CORPORATE GOVERNANCE
DIRECTOR COMPENSATION
EXECUTIVE COMPENSATION
Executive Compensation Tables
SECURITY OWNERSHIP OF MANAGEMENT
PRINCIPAL SHAREHOLDERS
INTEREST OF MANAGEMENT IN CERTAIN TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
STOCK REPURCHASES
PROPOSAL—2 RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR
Principal Accountant Fees and Services
Audit Committee Report
PROPOSAL—3 NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION
PROPOSAL—4 PROPOSAL TO REAPPROVE THE PERFORMANCE GOALS INCLUDED IN THE INTERNATIONAL BANCSHARES CORPORATION 2013 MANAGEMENT INCENTIVE PLAN
SHAREHOLDER PROPOSALS FOR 2018 ANNUAL MEETING
OTHER MATTERS
"EXHIBIT A" INTERNATIONAL BANCSHARES CORPORATION 2013 MANAGEMENT INCENTIVE PLAN
SECTION I PURPOSE
SECTION II DEFINITIONS
SECTION III ADMINISTRATION
SECTION IV ESTABLISHMENT OF PERFORMANCE GOALS AND INCENTIVE PAYMENTS
SECTION V AMENDMENT OR TERMINATION
SECTION VI CHANGE OF CONTROL
SECTION VII EFFECTIVE DATE OF THE PLAN
SECTION VIII GENERAL PROVISIONS